Alexandria Real Estate Equities, Inc. Earnings Press Release and Supplemental Information

ALEXANDRIA®

Building the Future of Life-Changing Innovation™

SECOND QUARTER ENDED JUNE 30, 2017

Unique Collaborative Life Science & Technology Campuses in Urban Innovation Clusters

Lilly
NYSE:ARE

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017

CONFERENCE CALL INFORMATION:

Tuesday, August 1, 2017
3:00 p.m. Eastern Time
12:00 p.m. Pacific Time

(877) 270-2148 or (412) 902-6510
Ask to join the conference call for
Alexandria Real Estate Equities, Inc.

CONTACT INFORMATION:

Joel S. Marcus
Chairman, Chief Executive Officer & Founder
Alexandria Real Estate Equities, Inc.
(626) 578-9693

Dean A. Shigenaga
Executive Vice President & Chief Financial Officer
Alexandria Real Estate Equities, Inc.
(626) 578-0777

ALEXANDRIA®

ALEXANDRIA CENTER® AT KENDALL SQUARE, 100 BINNEY STREET, CAMBRIDGE, GREATER BOSTON

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	i

Best-in-Class, Unique Urban Office REIT

ARE
S&P
500®
51%
of ARE's Annual Rental Revenue[1] is from Investment-Grade Tenants
79%
of ARE's Top 20 Tenants' Annual Rental Revenue[1] is from Investment-Grade Tenants
79%
of ARE's Annual Rental Revenue[1] is from Class A Properties in AAA Locations
NAREIT
COMMUNICATIONS & REPORTING EXCELLENCE
ALEXANDRIA REAL ESTATE EQUITIES, INC.
LARGE CAP EQUITY REIT
2015 & 2016 GOLD AWARDS
BACK-TO-BACK GOLD AWARDS
BEST-IN-CLASS
Transparency, Quality, and Efficiency of Disclosures and Reporting

Class A Properties in AAA Locations

S&P 500® Investment-Grade REIT

Moody's: Baa2 / Stable; S&P Global: BBB / Stable

Internal Growth – Same Property Net Operating Income Growth

Favorable triple net lease structure with annual rent escalations
Strong demand from innovative entities
Limited supply of Class A space
Significant rental rate growth on leasing activity and early renewals

External Growth – Development/Redevelopment of New Class A Properties in AAA locations

Visible, multiyear, highly leased value-creation pipeline expected to generate significant incremental annual net operating income

Disciplined Allocation of Capital and Management of Balance Sheet

Unique Underwriting Expertise and Experience

Prudent underwriting of innovative life science and technology tenants and development of strategic relationships

Long-Tenured Executive and Senior Management with Deep Expertise and Experience

High-Quality Growth in Cash Flows, Funds from Operations, and Net Asset Value per Share, and Increasing Common Stock Dividends

(1) Represents annual rental revenue in effect as of June 30, 2017.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	ii

Table of Contents
June 30, 2017

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Please see page 6 of our Earnings Press Release for further information.

This document is not an offer to sell or a solicitation to buy securities of Alexandria Real Estate Equities, Inc. Any offers to sell or solicitations to buy our securities shall be made only by means of a prospectus approved for that purpose. Unless otherwise indicated, the “Company,” “Alexandria,” “ARE,” “we,” “us,” and “our” refer to Alexandria Real Estate Equities, Inc. and its consolidated subsidiaries.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	iii

Alexandria Real Estate Equities, Inc.
Reports
Second Quarter Ended June 30, 2017, Financial and Operating Results
Strong Internal and External Growth

PASADENA, Calif. – July 31, 2017 – Alexandria Real Estate Equities, Inc. (NYSE:ARE)
announced financial and operating results for the second quarter ended June 30, 2017.

Key highlights

20 years on the New York Stock Exchange (“NYSE”)
We celebrated our 20th anniversary as an NYSE listed REIT and achieved a total shareholder return of 1,218%, assuming reinvestment of dividends, from our initial public offering in May 1997 through 2Q17.

Increased common stock dividend
Common stock dividend for 2Q17 of $0.86 per common share, up 3 cents, or 4%, over 1Q17; continuation of our strategy to share growth in cash flows from operating activities with our stockholders while also retaining a significant portion for reinvestment.

Strong internal growth

•	Total revenues of $273.1 million, up 20.8%, for 2Q17, compared to $226.1 million for 2Q16, and total revenues of $543.9 million, up 23.0%, for YTD 2Q17, compared to $442.2 million for YTD 2Q16;

•	Continued substantial leasing activity and strong rental rate growth, in light of minimal contractual lease expirations for 2017, and a highly leased value-creation pipeline:

	2Q17	1H17
Total leasing activity – RSF	1,081,777	2,402,558
Lease renewals and re-leasing of space:
Rental rate increases	23.2%	26.2%
Rental rate increases (cash basis)	9.4%	14.7%
RSF (included in total leasing activity above)	604,142	1,483,005

•	Executed key leases during 2Q17:

•	163,648 RSF, leased to Takeda Pharmaceutical Company Ltd. at our redevelopment project at 9625 Towne Centre Drive in our San Diego market; and

•	109,780 RSF, renewed with Laboratory Corporation of America at 13112 Evening Creek Drive in our San Diego market.

•	Same property net operating income growth:

•	1.8% and 7.0% (cash basis) for 2Q17, compared to 2Q16; and

•	2.2% and 6.2% (cash basis) for YTD 2Q17, compared to YTD 2Q16.

Strong external growth; disciplined allocation of capital to visible, multiyear, highly leased value-creation pipeline

•	Deliveries of new Class A properties drive significant growth in net operating income:

Delivery Date	RSF	Percentage Leased	Incremental Annual Net Operating Income
2016	1,893,928	94%	$92 million (1)
1H17	304,276	100%	$21 million
2H17	1,100,841	81%	$74 million to $84 million (1)
(1) Deliveries of projects are primarily weighted toward the fourth quarter.

•	2Q17 key development project placed into service: fully leased parking structure delivered to Illumina, Inc. at 5200 Illumina Way in our University Town Center submarket;

•	100 Binney Street on track to be 100% leased in 3Q17:

•	59% leased as of July 2017, including one lease executed in 2Q17 and one lease executed in July 2017

•	Two leases were distributed with execution expected in the first week of August

•	One lease on track for execution in 3Q17

•	$95 million in contractual cash rents from recently completed development and redevelopment projects:

•	$40 million in 2Q17; and

•	$55 million relatively evenly over five quarters from 3Q17 to 3Q18.

•
Completed strategic acquisitions of two properties and two land parcels during 2Q17 for an aggregate purchase price of $244.0 million, including: (i) future development projects of over 1.0 million SF in our Greater Stanford submarket, (ii) a redevelopment project consisting of 175,000 RSF in Research Triangle Park, and (iii) an operating property consisting of 77,634 RSF in our Greater Stanford submarket. See page 3 for additional information.

Operating results	2Q17	2Q16	Change	1H17	1H16	Change
Net income (loss) attributable to Alexandria’s common stockholders – diluted:
In millions	$31.6	$(127.6)	N/A	$57.3	$(131.5)	N/A
Per share	$0.35	$(1.72)	N/A	$0.64	$(1.79)	N/A

Funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted:
In millions	$136.2	$101.1	34.7%	$266.7	$198.2	34.6%
Per share	$1.50	$1.36	10.3%	$2.98	$2.70	10.4%

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	1

Second Quarter Ended June 30, 2017, Financial and Operating Results (continued)
June 30, 2017

Items included in net income (loss) attributable to Alexandria’s common stockholders (amounts are shown after deducting any amounts attributable to noncontrolling interests):
(In millions, except per share amounts)	Amount		Per Share – Diluted		Amount		Per Share – Diluted
	2Q17	2Q16	2Q17	2Q16	1H17	1H16	1H17	1H16
Gain on sales of real estate	$0.1	$—	$—	$—	$0.4	$—	$—	$—
Impairment of:
Rental properties	(0.2)	(88.4)	—	(1.19)	(0.2)	(88.4)	—	(1.20)
Land parcels	—	(67.2)	—	(0.90)	—	(96.1)	—	(1.30)
Non-real estate investments	(4.5)	—	(0.05)	—	(4.5)	—	(0.05)	—
Loss on early extinguishment of debt	—	—	—	—	(0.7)	—	(0.01)	—
Preferred stock redemption charge	—	(9.5)	—	(0.13)	(11.3)	(12.5)	(0.12)	(0.17)
Total	$(4.6)	$(165.1)	$(0.05)	$(2.22)	$(16.3)	$(197.0)	$(0.18)	$(2.67)
Weighted-average shares of common stock outstanding – diluted			90.7	74.3			89.5	73.5

Core operating metrics and internal growth

•	Percentage of annual rental revenue in effect as of 2Q17 from:

•	Investment-grade tenants: 51%;

•	Class A properties in AAA locations: 79%;

•	Occupancy for operating properties in North America as of 2Q17: 95.7%;

•	Operating margin for 2Q17: 72%;

•	Adjusted EBITDA margin for 2Q17: 68%; and

•	Weighted-average remaining lease term for our top 20 tenants:

•	As of 2Q17: 13.5 years;

•	As of 2Q17, excluding one long-term ground lease: 9.7 years;

•	See “Strong internal growth” in the key highlights section on page 1 of this Earnings Press Release for information on our leasing activity, rental rate growth, and net operating income.

External growth
See page 1 of this Earnings Press Release for key highlights

Balance sheet management

Key Metrics
	2Q17
Total market capitalization	$16.0	billion
Liquidity	$1.8	billion

Net debt to Adjusted EBITDA:
Quarter annualized	6.2x
Trailing 12 months	6.8x

Fixed-charge coverage ratio:
Quarter annualized	4.1x
Trailing 12 months	3.9x

Unhedged variable-rate debt as a percentage of total debt	11%
Current and future value-creation pipeline as a percentage of gross investments in real estate in North America	13%

Key capital events

•
During 2Q17, we sold an aggregate of 2.1 million shares of common stock under our ATM program for gross proceeds of $245.8 million, or $118.97 per share, and net proceeds of approximately $241.8 million. As of 2Q17, there is no remaining availability on our ATM program. We expect to file a new ATM common stock offering program in 2H17;

•
On April 14, 2017, we completed the redemption of all 5.2 million outstanding shares of our Series E Redeemable Preferred Stock at a redemption price of $25.00 per share, or an aggregate of $130.0 million, plus accrued dividends;

•	In April 2017, we executed three interest rate swap agreements aggregating:

•	$150 million notional amount at a fixed pay rate of 1.60%, effective March 29, 2018; and

•	$100 million notional amount at a fixed pay rate of 1.89%, effective March 29, 2019.

Corporate social responsibility and industry leadership

•	49% of total annual rental revenue is expected from Leadership in Energy and Environmental Design (“LEED®”) certified projects upon completion of 14 in-process projects.

•	86 energy conservation measures were completed in 2015 and 2016. Achieved year-over-year reduction in greenhouse gases.

•
In June 2017, we celebrated the grand opening of Alexandria LaunchLabs® at the Alexandria Center® for Life Science – New York City and awarded the inaugural Alexandria LaunchLabs Entrepreneurship Prize to Neochromosome, Inc. Alexandria LaunchLabs® is NYC’s premier, full-service startup platform that satisfies the need for turn-key office/laboratory space and access to strategic risk capital for seed-stage life science companies. The grand opening was held in connection with the NYC Life Science Innovation Showcase in partnership with the New York Academic Consortium. To date, 13 initial member companies have been accepted to Alexandria LaunchLabs® from a competitive pool of applicants, indicating strong demand for Alexandria’s office/laboratory space.

•
In June 2017, we hosted former Vice President Joe Biden and Dr. Jill Biden at our Alexandria Center® for Life Science – New York City to launch the Biden Cancer Initiative, a comprehensive program to develop and accelerate progress in cancer prevention, detection, treatment, and care.

•
In June 2017, Joel S. Marcus, Chairman, Chief Executive Officer & Founder, was named one of “Commercial Real Estate’s Best Bosses of 2017” by Real Estate Forum. He was named one of 25 winners (out of more than 200 nominations) across the United States real estate industry for his leadership qualities, manifested from our founding in 1994 through the recent commemoration of our 20th anniversary on the NYSE.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	2

Acquisitions
June 30, 2017
(Dollars in thousands)

Property	Submarket/Market	Date of Purchase	Number of Properties	Operating Occupancy	Square Footage					Purchase Price
					Operating		Redevelopment	Future Development

1Q17:
303 Binney Street (1)	Cambridge/Greater Boston	3/29/17	—	N/A	—		—	208,965		$80,250
88 Bluxome Street (2)	Mission Bay/SoMa/San Francisco	1/10/17	1	100%	232,470	(2)	—	1,070,925	(2)	130,000
3050 Callan Road and Vista Wateridge	Torrey Pines/Sorrento Mesa/San Diego	3/24/17	—	N/A	—		—	229,000		8,250
			1		232,470		—	1,508,890		218,500
2Q17:
960 Industrial Road (3)	Greater Stanford/San Francisco	5/17/17	1	100%	195,000	(3)	—	500,000	(3)	64,959
825 and 835 Industrial Road (4)	Greater Stanford/San Francisco	6/1/17	—	N/A	—		—	530,000		85,000
1450 Page Mill Road (5)	Greater Stanford/San Francisco	6/1/17	1	100%	77,634		—	—		85,300
5 Laboratory Drive (6)	Research Triangle Park/RTP	5/25/17	1	N/A	—		175,000	—		8,750
			3		272,634		175,000	1,030,000		244,009

2H17:
266 and 275 Second Avenue (7)	Route 128/Greater Boston	7/11/17	2	71%	146,129		57,628	—		71,000
1455 and 1515 Third Street (acquisition of remaining 49% interest)	Mission Bay/SoMa/San Francisco	11/10/16	2	100%	422,980		—	—		56,800	(8)
										$590,309

(1)
Land parcel located adjacent to our Alexandria Center® at One Kendall Square campus that is currently entitled for the development of 163,339 RSF of office or office/laboratory space and 45,626 RSF of residential space. We may seek to increase the entitlements, which may result in additional purchase price consideration.

(2)
We are currently pursuing entitlements for the development of two buildings aggregating 1,070,925 RSF in two phases. The future development project undergoing entitlements for 1,070,925 developable square feet will replace the leading tennis and fitness facility consisting of 232,470 RSF. We expect to provide total estimated project costs and related yields in the future.

(3)
We are currently pursuing entitlements of 500,000 RSF for a multi-building development. We have leased the existing 195,000 RSF property back to the seller on a short-term basis, while we obtain entitlements. The future development square footage will replace the current operating RSF. We expect to provide total estimated project costs and related yields in the future.

(4)
Fully-entitled land parcel for the development of two buildings aggregating 530,000 RSF and a parking structure. When combined with our acquisition of the 960 Industrial Road land parcel, these sites will have the ability to develop 1.0 million SF of Class A properties clustered in an urban science and technology campus.

(5)
Technology office building, subject to a 51-year ground lease, located in Stanford Research Park, a collaborative business community that supports innovative companies in their research and development pursuits. This recently constructed building is 100% leased to Infosys Limited for 12 years, and we expect initial stabilized yields of 7.3% and 5.8% (cash).

(6)	We acquired 3054 East Cornwallis Road and will redevelop and rebrand the campus along with 6 Davis Drive as the Alexandria Center® for AgTech – RTP, with its newly named address of 5 Laboratory Drive.

(7)
Property acquired with 59,656 RSF, or 29%, of vacant space, of which 57,628 RSF, or 28%, will undergo conversion from office to laboratory space through redevelopment. The property will provide an additional opportunity to increase stabilized cash yields through redevelopment of the space and the re-lease of in-place below-market leases. We expect to provide total estimated project costs and related yields in the future.

(8)
Acquisition of the remaining 49% interest in our unconsolidated real estate joint venture with Uber Technologies, Inc. (“Uber”) was completed in November 2016. A portion of the consideration is payable in 2017 in three equal installments, upon Uber’s completion of construction milestones. The first installment of $18.9 million was paid in 2Q17.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	3

Dispositions
June 30, 2017
(Dollars in thousands)

Property/Market/Submarket	Date of Sale	RSF	Net Operating Income (1)	Net Operating Income (Cash) (1)	Contractual Sale Price	Gain

6146 Nancy Ridge Drive/San Diego/Sorrento Mesa	1/6/17	21,940	N/A	N/A	$3,000	$270
1401/1413 Research Boulevard/Maryland/Rockville (2)	5/17/17	90,000	N/A	N/A	7,937	111
360 Longwood Avenue/Greater Boston/Longwood Medical Area (3)	7/6/17	203,090	$4,313	$4,168	65,701	14,106
					$76,638	$14,487

(1)	Represents annualized amounts for the quarter ended prior to the date of sale. Net operating income (cash) excludes straight-line rent and amortization of acquired below-market leases.

(2)
In May 2017, we recognized a gain of $111 thousand upon the sale of a 35% interest in our land parcels at 1401/1413 Research Boulevard, located in the Rockville submarket of Maryland. The sale was executed with a distinguished retail real estate developer for the development of an approximately 90,000 SF retail shopping center. We contributed the land parcels at a fair value of $7.9 million into a new entity, our partner contributed $3.9 million, and we received a distribution of $0.7 million. In addition, the real estate joint venture obtained a non-recourse secured construction loan with aggregate commitments of $25.0 million which is expected to fund the remaining construction costs to complete the project and we do not expect to make additional equity contributions to the real estate joint venture. See page 41 of the supplemental information for additional financial information on our unconsolidated real estate joint ventures.

(3)
Represents the sale of a condominium interest for approximately 49% of the building RSF, or 203,090 RSF, in our unconsolidated real estate joint venture property. Net operating income, net operating income (cash basis), and contractual sales price represent our 27.5% share related to the sale of the condominium interest. The unconsolidated real estate joint venture expects to refinance the loan in 3Q17, secured by the remaining interest in the property. We expect to receive a cash distribution from the joint venture in the range from $35 million to $40 million for our share of the excess cash, primarily from the condominium sale and loan refinancing.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	4

Guidance
June 30, 2017
(Dollars in millions, except per share amounts)

The following updated guidance is based on our current view of existing market conditions and assumptions for the year ending December 31, 2017. There can be no assurance that actual amounts will be materially higher or lower than these expectations. See our discussion of “forward-looking statements” on page 6 of this Earnings Press Release.

Summary of Key Changes in Guidance	As of 7/31/17	As of 5/1/17	Summary of Key Changes in Guidance	As of 7/31/17	As of 5/1/17
EPS, FFO per share, and FFO per share, as adjusted	See below	See below	Key sources and uses of capital	See update below

Earnings per Share and Funds From Operations per Share Attributable to Alexandria’s Common Stockholders – Diluted
	As of 7/31/17	As of 5/1/17
Earnings per share	$1.40 to $1.46	$1.43 to $1.53
Depreciation and amortization	4.45	4.45
Allocation to unvested restricted stock awards	(0.04)	(0.04)
Funds from operations per share	$5.81 to $5.87	$5.84 to $5.94
Add: impairment of non-real estate investments	0.05 (1)	—
Add: loss on early extinguishment of debt	0.01	0.01
Add: preferred stock redemption charge	0.12 (2)	0.12
Funds from operations per share, as adjusted	$5.99 to $6.05	$5.97 to $6.07

Key Assumptions	Low	High
Occupancy percentage in North America as of December 31, 2017	96.6%	97.2%

Lease renewals and re-leasing of space:
Rental rate increases	19.5%	22.5%
Rental rate increases (cash basis)	7.5%	10.5%
Same property performance:
Net operating income increase	2.0%	4.0%
Net operating income increase (cash basis)	5.5%	7.5%

Straight-line rent revenue	$107	$112
General and administrative expenses	$68	$73
Capitalization of interest	$48	$58
Interest expense	$131	$141

Key Credit Metrics	As of 7/31/17
Net debt to Adjusted EBITDA – 4Q17 annualized	5.3x to 5.8x
Net debt and preferred stock to Adjusted EBITDA – 4Q17 annualized	5.3x to 5.8x
Fixed-charge coverage ratio – 4Q17 annualized	Greater than 4.0x
Value-creation pipeline as a percentage of gross real estate as of December 31, 2017	Less than 10%

Key Sources and Uses of Capital	Range		Midpoint		Key Items Remaining After 7/31/17
Sources of capital:
Net cash provided by operating activities after dividends	$115	$135	$125
Incremental debt	350	330	340
Real estate dispositions and common equity	1,080	1,350	1,215	(3)	$230
Total sources of capital	$1,545	$1,815	$1,680
Uses of capital:
Construction	$815	$915	$865		$453
Acquisitions	540	640	590	(4)	$38	(5)
7.00% Series D preferred stock repurchases	60	130	95		$77
6.45% Series E preferred stock redemption	130	130	130
Total uses of capital	$1,545	$1,815	$1,680
Incremental debt (included above):
Issuance of unsecured senior notes payable	$425	$425	$425
Borrowings – secured construction loans	200	250	225
Repayments of secured notes payable	(5)	(10)	(8)
Repayment of unsecured senior term loan	(200)	(200)	(200)
$1.65 billion unsecured senior line of credit/other	(70)	(135)	(102)
Incremental debt	$350	$330	$340

(1)	Primarily related to two non-real estate investments.

(2)
Includes charges aggregating $5.8 million related to the repurchases of 501,115 outstanding shares of our Series D Convertible Preferred Stock in 1Q17. Additionally, in March 2017, we announced the redemption of our Series E Redeemable Preferred Stock and recognized a $5.5 million preferred stock redemption charge. We completed the redemption in April 2017. Excludes any charges related to future repurchases of our Series D Convertible Preferred Stock.

(3)
Includes 2.1 million shares of common stock sold under our ATM program during 2Q17 for net proceeds of $241.8 million, the public offering of 2.1 million shares of our common stock in March 2017 for net proceeds of $217.8 million, and 4.8 million shares of our common stock subject to forward equity sales agreements with anticipated aggregate net proceeds of $495.5 million expected to be settled in 2H17, subject to adjustments as provided in the forward equity sales agreements. Also includes the estimated net cash distribution ranging from $35 million to $40 million in connection with the July 2017 sale of a condominium interest in 203,090 RSF of our unconsolidated real estate joint venture property at 360 Longwood Avenue and the related refinancing of the unconsolidated secured loan. See “Dispositions” on page 4 of this Earnings Press Release for additional information.

(4)
Acquisitions guidance increased by $160.0 million from $430.0 million in our May 1, 2017 forecast primarily for the acquisitions of 1450 Page Mill Road in our Greater Stanford submarket and 266 and 275 Second Avenue in our Route 128 submarket, which closed in June 2017 and July 2017, respectively. See “Acquisitions” on page 3 of this Earnings Press Release for additional information.

(5)
Represents the final two construction milestone installments expected to be paid during 2H17 for the 2016 acquisition of the remaining 49% interest in our unconsolidated real estate joint venture with Uber at 1455 and 1515 Third Street in our Mission Bay/SoMa submarket.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	5

Earnings Call Information and About the Company
June 30, 2017

We will host a conference call on Tuesday, August 1, 2017, at 3:00 p.m. Eastern Time (“ET”)/noon Pacific Time (“PT”), which is open to the general public to discuss our financial and operating results for the second quarter ended June 30, 2017. To participate in this conference call, dial (877) 270-2148 or (412) 902-6510 shortly before 3:00 p.m. ET/noon PT and ask the operator to join the Alexandria Real Estate Equities, Inc. call. The audio webcast can be accessed at www.are.com, in the “For Investors” section. A replay of the call will be available for a limited time from 5:00 p.m. ET/2:00 p.m. PT on Tuesday, August 1, 2017. The replay number is (877) 344-7529 or (412) 317-0088, and the confirmation code is 10107612.

Additionally, a copy of this Earnings Press Release and Supplemental Information for the second quarter ended June 30, 2017, is available in the “For Investors” section of our website at www.are.com or by following this link: http://www.are.com/fs/2017q2.pdf.

For any questions, please contact Joel S. Marcus, chairman, chief executive officer, and founder, at (626) 578-9693 or Dean A. Shigenaga, executive vice president, chief financial officer, and treasurer, at (626) 578-0777.

About the Company

Alexandria Real Estate Equities, Inc. (NYSE:ARE), an S&P 500® company, is an urban office real estate investment trust (“REIT”) uniquely focused on collaborative life science and technology campuses in AAA innovation cluster locations, with a total market capitalization of $16.0 billion and an asset base in North America of 28.4 million square feet, as of June 30, 2017. The asset base in North America includes 20.6 million RSF of operating properties, including 1.7 million RSF of development and redevelopment of new Class A properties currently undergoing construction. Additionally, the asset base in North America includes 7.8 million SF of future development projects, including 1.3 million SF of near-term projects undergoing marketing for lease and pre-construction activities and 2.8 million SF of intermediate development projects. Founded in 1994, Alexandria pioneered this niche and has since established a significant market presence in key locations, including Greater Boston, San Francisco, New York City, San Diego, Seattle, Maryland, and Research Triangle Park. Alexandria has a longstanding and proven track record of developing Class A properties clustered in urban life science and technology campuses that provide its innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. We believe these advantages result in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For additional information on Alexandria, please visit www.are.com.

***********

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements regarding our 2017 earnings per share attributable to Alexandria’s common stockholders – diluted, 2017 funds from operations per share attributable to Alexandria’s common stockholders – diluted, net operating income, and our projected sources and uses of capital. You can identify the forward-looking statements by their use of forward-looking words, such as “forecast,” “guidance,” “projects,” “estimates,” “anticipates,” “believes,” “expects,” “intends,” “may,” “plans,” “seeks,” “should,” or “will,” or the negative of those words or similar words. These forward-looking statements are based on our current expectations, beliefs, projections, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts, as well as a number of assumptions concerning future events. There can be no assurance that actual results will not be materially higher or lower than these expectations. These statements are subject to risks, uncertainties, assumptions, and other important factors that could cause actual results to differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include, without limitation, our failure to obtain capital (debt, construction financing, and/or equity) or refinance debt maturities, increased interest rates and operating costs, adverse economic or real estate developments in our markets, our failure to successfully place into service and lease any properties undergoing development or redevelopment and our existing space held for future development or redevelopment (including new properties acquired for that purpose), our failure to successfully operate or lease acquired properties, decreased rental rates, increased vacancy rates or failure to renew or replace expiring leases, defaults on or non-renewal of leases by tenants, adverse general and local economic conditions, an unfavorable capital market environment, decreased leasing activity or lease renewals, and other risks and uncertainties detailed in our filings with the Securities and Exchange Commission (“SEC”). Accordingly, you are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are made as of the date of this earnings press release, and unless otherwise stated, we assume no obligation to update this information and expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our SEC filings, including our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	6

Consolidated Statements of Income
June 30, 2017
(In thousands, except per share amounts)

	Three Months Ended						Six Months Ended
	6/30/17		3/31/17	12/31/16	9/30/16	6/30/16	6/30/17	6/30/16
Revenues:
Rental	$211,942		$207,193	$187,315	$166,591	$161,638	$419,135	$319,914
Tenant recoveries	60,470		61,346	58,270	58,681	54,107	121,816	106,704
Other income	647	(1)	2,338	3,577	5,107	10,331	2,985	15,547
Total revenues	273,059		270,877	249,162	230,379	226,076	543,936	442,165

Expenses:
Rental operations	76,980		77,087	73,244	72,002	67,325	154,067	133,162
General and administrative	19,234		19,229	17,458	15,854	15,384	38,463	30,572
Interest	31,748		29,784	31,223	25,850	25,025	61,532	49,880
Depreciation and amortization	104,098		97,183	95,222	77,133	70,169	201,281	141,035
Impairment of real estate	203		—	16,024	8,114	156,143	203	185,123
Loss on early extinguishment of debt	—		670	—	3,230	—	670	—
Total expenses	232,263		223,953	233,171	202,183	334,046	456,216	539,772

Equity in earnings (losses) of unconsolidated real estate joint ventures	589		361	86	273	(146)	950	(543)
Gain on sales of real estate – rental properties	—		270	3,715	—	—	270	—
Gain on sales of real estate – land parcels	111		—	—	90	—	111	—
Net income (loss)	41,496		47,555	19,792	28,559	(108,116)	89,051	(98,150)
Net income attributable to noncontrolling interests	(7,275)		(5,844)	(4,488)	(4,084)	(3,500)	(13,119)	(7,530)
Net income (loss) attributable to Alexandria Real Estate Equities, Inc.’s stockholders	34,221		41,711	15,304	24,475	(111,616)	75,932	(105,680)
Dividends on preferred stock	(1,278)		(3,784)	(3,835)	(5,007)	(5,474)	(5,062)	(11,381)
Preferred stock redemption charge	—		(11,279)	(35,653)	(13,095)	(9,473)	(11,279)	(12,519)
Net income attributable to unvested restricted stock awards	(1,313)		(987)	(943)	(921)	(1,085)	(2,300)	(1,886)
Net income (loss) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$31,630		$25,661	$(25,127)	$5,452	$(127,648)	$57,291	$(131,466)

Net income (loss) per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – basic and diluted	$0.35		$0.29	$(0.31)	$0.07	$(1.72)	$0.64	$(1.79)

Weighted-average shares of common stock outstanding:
Basic	90,215		88,147	80,800	76,651	74,319	89,186	73,452
Diluted	90,745		88,200	80,800	77,402	74,319	89,479	73,452

Dividends declared per share of common stock	$0.86		$0.83	$0.83	$0.80	$0.80	$1.69	$1.60

(1)	Includes impairment charges aggregating $4.5 million primarily related to two non-real estate investments.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	7

Consolidated Balance Sheets
June 30, 2017
(In thousands)

	6/30/17	3/31/17	12/31/16	9/30/16	6/30/16
Assets
Investments in real estate	$9,819,413	$9,470,667	$9,077,972	$7,939,179	$7,774,608
Investments in unconsolidated real estate joint ventures	58,083	50,457	50,221	133,580	132,433
Cash and cash equivalents	124,877	151,209	125,032	157,928	256,000
Restricted cash	20,002	18,320	16,334	16,406	13,131
Tenant receivables	8,393	9,979	9,744	9,635	9,196
Deferred rent	383,062	364,348	335,974	318,286	303,379
Deferred leasing costs	201,908	202,613	195,937	191,765	191,619
Investments	424,920	394,471	342,477	320,989	360,050
Other assets	205,009	206,562	201,197	206,133	104,414
Total assets	$11,245,667	$10,868,626	$10,354,888	$9,293,901	$9,144,830

Liabilities, Noncontrolling Interests, and Equity
Secured notes payable	$1,127,348	$1,083,758	$1,011,292	$789,450	$722,794
Unsecured senior notes payable	2,800,398	2,799,508	2,378,262	2,377,482	2,376,713
Unsecured senior line of credit	300,000	—	28,000	416,000	72,000
Unsecured senior bank term loans	547,639	547,420	746,471	746,162	945,030
Accounts payable, accrued expenses, and tenant security deposits	734,189	782,637	731,671	605,181	593,628
Dividends payable	81,602	78,976	76,914	66,705	67,188
Preferred stock redemption liability	—	130,000	—	—	—
Total liabilities	5,591,176	5,422,299	4,972,610	5,000,980	4,777,353

Commitments and contingencies

Redeemable noncontrolling interests	11,410	11,320	11,307	9,012	9,218

Alexandria Real Estate Equities, Inc.’s stockholders’ equity:
7.00% Series D cumulative convertible preferred stock	74,386	74,386	86,914	161,792	188,864
6.45% Series E cumulative redeemable preferred stock	—	—	130,000	130,000	130,000
Common stock	921	899	877	768	766
Additional paid-in capital	5,059,180	4,855,686	4,672,650	3,649,263	3,693,807
Accumulated other comprehensive income (loss)	22,677	21,460	5,355	(31,745)	8,272
Alexandria Real Estate Equities, Inc.’s stockholders’ equity	5,157,164	4,952,431	4,895,796	3,910,078	4,021,709
Noncontrolling interests	485,917	482,576	475,175	373,831	336,550
Total equity	5,643,081	5,435,007	5,370,971	4,283,909	4,358,259
Total liabilities, noncontrolling interests, and equity	$11,245,667	$10,868,626	$10,354,888	$9,293,901	$9,144,830

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	8

Funds From Operations and Funds From Operations per Share
June 30, 2017
(In thousands, except per share amounts)

The following tables present a reconciliation of net income (loss) attributable to Alexandria’s common stockholders, the most directly comparable financial measure presented in accordance with generally accepted accounting principles (“GAAP”), including our share of amounts from consolidated and unconsolidated real estate joint ventures, to funds from operations attributable to Alexandria’s common stockholders – diluted, and funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted, and related per share amounts. Amounts allocable to unvested restricted stock awards are not material and are not presented separately within the per share table below. Per share amounts may not add due to rounding.

	Three Months Ended						Six Months Ended
	6/30/17		3/31/17	12/31/16	9/30/16	6/30/16	6/30/17		6/30/16
Net income (loss) attributable to Alexandria’s common stockholders	$31,630		$25,661	$(25,127)	$5,452	$(127,648)	$57,291		$(131,466)
Depreciation and amortization	104,098		97,183	95,222	77,133	70,169	201,281		141,035
Noncontrolling share of depreciation and amortization from consolidated real estate JVs	(3,735)		(3,642)	(2,598)	(2,224)	(2,226)	(7,377)		(4,527)
Our share of depreciation and amortization from unconsolidated real estate JVs	324		412	655	658	651	736		1,394
Gain on sales of real estate – rental properties	—		(270)	(3,715)	—	—	(270)		—
Gain on sales of real estate – land parcels	(111)		—	—	(90)	—	(111)		—
Impairment of real estate – rental properties	203		—	3,506	6,293	88,395	203		88,395
Allocation to unvested restricted stock awards	(685)		(561)	—	(438)	—	(1,245)		—
Funds from operations attributable to Alexandria’s common stockholders – diluted (1)	131,724		118,783	67,943	86,784	29,341	250,508		94,831
Non-real estate investment income	—		—	—	—	(4,361)	—		(4,361)
Impairment of land parcels and non-real estate investments	4,491	(2)	—	12,511	4,886	67,162	4,491	(2)	96,142
Loss on early extinguishment of debt	—		670	—	3,230	—	670		—
Preferred stock redemption charge	—		11,279	35,653	13,095	9,473	11,279		12,519
Allocation to unvested restricted stock awards	(58)		(150)	(605)	(359)	(530)	(209)		(969)
Funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted	$136,157		$130,582	$115,502	$107,636	$101,085	$266,739		$198,162

Net income (loss) per share attributable to Alexandria’s common stockholders	$0.35		$0.29	$(0.31)	$0.07	$(1.72)	$0.64		$(1.79)
Depreciation and amortization	1.10		1.06	1.15	0.97	0.92	2.16		1.88
Gain on sales of real estate – rental properties	—		—	(0.05)	—	—	—		—
Impairment of real estate – rental properties	—		—	0.05	0.08	1.19	—		1.20
Funds from operations per share attributable to Alexandria’s common stockholders – diluted (1)	1.45		1.35	0.84	1.12	0.39	2.80		1.29
Non-real estate investment income	—		—	—	—	(0.06)	—		(0.06)
Impairment of land parcels and non-real estate investments	0.05	(2)	—	0.15	0.06	0.90	0.05	(2)	1.30
Loss on early extinguishment of debt	—		0.01	—	0.04	—	0.01		—
Preferred stock redemption charge	—		0.12	0.43	0.17	0.13	0.12		0.17
Funds from operations per share attributable to Alexandria’s common stockholders – diluted, as adjusted	$1.50		$1.48	$1.42	$1.39	$1.36	$2.98		$2.70

Weighted-average shares of common stock outstanding for calculating funds from operations per share and funds from operations, as adjusted, per share – diluted	90,745		88,200	81,280	77,402	74,319	89,479		73,452

(1)
Calculated in accordance with standards established by the Advisory Board of Governors of the National Association of Real Estate Investment Trusts (the “NAREIT Board of Governors”) in its April 2002 White Paper and related implementation guidance.

(2)	Primarily related to two non-real estate investments.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	9

SUPPLEMENTAL
INFORMATION

Company Profile
June 30, 2017

Alexandria Real Estate Equities, Inc. (NYSE:ARE), an S&P 500® company, is an urban office REIT uniquely focused on collaborative life science and technology campuses in AAA innovation cluster locations, with a total market capitalization of $16.0 billion and an asset base in North America of 28.4 million square feet, as of June 30, 2017. The asset base in North America includes 20.6 million RSF of operating properties, including 1.7 million RSF of development and redevelopment of new Class A properties currently undergoing construction. Additionally, the asset base in North America includes 7.8 million SF of future development projects, including 1.3 million SF of near-term projects undergoing marketing for lease and pre-construction activities and 2.8 million SF of intermediate development projects. Founded in 1994, Alexandria pioneered this niche and has since established a significant market presence in key locations, including Greater Boston, San Francisco, New York City, San Diego, Seattle, Maryland, and Research Triangle Park. Alexandria has a longstanding and proven track record of developing Class A properties clustered in urban life science and technology campuses that provide its innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. We believe these advantages result in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For additional information on Alexandria, please visit www.are.com.

Tenant base

Alexandria is known for our high-quality and diverse tenant base, with 51% of our annual rental revenue generated from investment grade tenants. The impressive quality, diversity, breadth, and depth of our significant relationships with our tenants provide Alexandria with high-quality and stable cash flows. Alexandria’s underwriting team and long-term industry relationships positively distinguish us from all other publicly traded REITs and real estate companies.

Executive and senior management team

Alexandria’s executive and senior management team has unique experience and expertise in creating highly dynamic and collaborative campuses in key urban life science and technology cluster locations that inspire innovation. From the development of high-quality, sustainable real estate, to the ongoing cultivation of collaborative environments with unique amenities and events, the Alexandria team has a first-in-class reputation of excellence in its niche. Alexandria’s highly experienced management team also includes regional market directors with leading reputations and longstanding relationships within the life science and technology communities in their respective urban innovation clusters. We believe that our expertise, experience, reputation, and key relationships with the real estate, life science, and technology industries provide Alexandria significant competitive advantages in attracting new business opportunities.

Alexandria’s executive and senior management team consists of 28 individuals, averaging more than 27 years of real estate experience, including more than 13 years with Alexandria. Our executive team alone averages more than 18 years of experience with Alexandria.

EXECUTIVE MANAGEMENT TEAM
Joel S. Marcus
Chairman, Chief Executive Officer & Founder
Dean A. Shigenaga
Executive Vice President Chief Financial Officer & Treasurer
Thomas J. Andrews
Executive Vice President Regional Market Director – Greater Boston
Jennifer J. Banks
Executive Vice President General Counsel & Corporate Secretary
Vincent R. Ciruzzi
Chief Development Officer
Peter M. Moglia
Chief Investment Officer
Stephen A. Richardson
Chief Operating Officer & Regional Market Director – San Francisco
Daniel J. Ryan
Executive Vice President Regional Market Director – San Diego & Strategic Operations

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	11

Investor Information
June 30, 2017

Corporate Headquarters	New York Stock Exchange Trading Symbols	Information Requests
385 East Colorado Boulevard, Suite 299	Common stock: ARE	Phone:	(626) 396-4828
Pasadena, California 91101	7.00% Series D preferred stock: ARE PRD	Email:	corporateinformation@are.com
		Web:	www.are.com

Equity Research Coverage

Alexandria is currently covered by the following research analysts. This list may not be complete and is subject to change as firms initiate or discontinue coverage of our company. Please note that any opinions, estimates, or forecasts regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, estimates, or forecasts of Alexandria or its management. Alexandria does not by its reference or distribution of the information below imply its endorsement of or concurrence with any opinions, estimates, or forecasts of these analysts. Interested persons may obtain copies of analysts’ reports on their own as we do not distribute these reports. Several of these firms may, from time to time, own our stock and/or hold other long or short positions in our stock and may provide compensated services to us.

Bank of America Merrill Lynch	Citigroup Global Markets Inc.	J.P. Morgan Securities LLC	RBC Capital Markets
Jamie Feldman / Jeffrey Spector	Michael Bilerman / Emmanuel Korchman	Anthony Paolone / Gene Nusinzon	Michael Carroll / Brian Hawthorne
(646) 855-5808 / (646) 855-1363	(212) 816-1383 / (212) 816-1382	(212) 622-6682 / (212) 622-1041	(440) 715-2649 / (440) 715-2653

Barclays Capital Inc.	Evercore ISI	Mitsubishi UFJ Securities (USA), Inc.	Robert W. Baird & Co. Incorporated
Ross Smotrich / Trevor Young	Sheila McGrath / Nathan Crossett	Karin Ford / Ryan Cybart	David Rodgers / Richard Schiller
(212) 526-2306 / (212) 526-3098	(212) 497-0882 / (212) 497-0870	(212) 405-7349 / (212) 405-6591	(216) 737-7341 / (312) 609-5485

BTIG, LLC	Green Street Advisors, Inc.	Mizuho Securities USA Inc.	UBS Securities LLC
Thomas Catherwood / James Sullivan	Jed Reagan / Daniel Ismail	Richard Anderson / Zachary Silverberg	Nick Yulico / Frank Lee
(212) 738-6140 / (212) 738-6139	(949) 640-8780 / (949) 640-8780	(212) 205-8445 / (212) 205-7855	(212) 713-3402 / (415) 352-5679

CFRA	JMP Securities – JMP Group, Inc.
Kenneth Leon	Peter Martin / Brian Riley
(212) 438-4638	(415) 835-8904 / (415) 835-8908

Rating Agencies
Moody’s Investors Service	S&P Global Ratings
Thuy Nguyen / Reed Valutas	Fernanda Hernandez / Anita Ogbara
(212) 553-7168 / (212) 553-4169	(212) 438-1347 / (212) 438-5077

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	12

High-Quality, Diverse, and Innovative Tenants
June 30, 2017

Cash Flows from High-Quality, Diverse, and Innovative Tenants

Investment-Grade Tenants	Tenant Mix
51%

Public Biotechnology
25%
Life Science Product, Service, and Device
19%
7%
Private Biotechnology
6%
Technology
3%
Other
Institutional (Academic/Medical, Non-Profit, and U.S. Government)
16%
Multinational Pharmaceutical
24%

of ARE’s Total Annual Rental Revenue(1)
Percentage of ARE’s Annual Rental Revenue (1)

(1)	Represents annual rental revenue in effect as of June 30, 2017.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	13

Class A Properties in AAA Locations
June 30, 2017

High-Quality Cash Flows from Class A Properties in AAA Locations

Class A Properties in AAA Locations	AAA Locations
79%

San Francisco
20%
New York City
7%
San Diego
16%
Seattle
5%
Maryland
6%
Research Triangle Park
3%
Other Markets
2%
Greater Boston
41%

of ARE’s Annual Rental Revenue(1)
Percentage of ARE’s Annual Rental Revenue (1)

(1)	Represents annual rental revenue in effect as of June 30, 2017.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	14

Occupancy
June 30, 2017

Solid Demand for Class A Properties in AAA Locations
Drives Solid Occupancy

Solid Historical Occupancy (1)	Occupancy across Key Locations
95%

95.7%
96.2%
99.6%
99.3%
91.7%(2)
97.2%
93.0%
95.9%
North America
Greater Boston
San Francisco
New York City
San Diego
Seattle
Maryland
Research Triangle Park

Over 10 Years
Occupancy of Operating Properties as of June 30,2017

(1)	Average occupancy of operating properties in North America as of each December 31 for the last 10 years and as of June 30, 2017.

(2)	In December 2016, Eli Lilly and Company vacated 125,409 RSF at 10300 Campus Point Drive in our University Town Center submarket and relocated and expanded into 305,006 RSF at 10290 Campus Point Drive.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	15

Financial and Asset Base Highlights
June 30, 2017
(Dollars in thousands, except per share amounts)

	Three Months Ended (unless stated otherwise)
	6/30/17	3/31/17	12/31/16	9/30/16	6/30/16
Selected financial data from consolidated financial statements and related information
Adjusted EBITDA – quarter annualized	$755,048	$723,764	$662,836	$614,668	$601,048
Adjusted EBITDA – trailing 12 months	$689,079	$650,579	$610,839	$591,646	$579,880
Adjusted EBITDA margins	68%	67%	67%	67%	66%
Operating margins	72%	72%	71%	69%	70%

Net debt (excluding unamortized deferred financing costs) at end of period	$4,660,216	$4,292,773	$4,052,576	$4,186,180	$3,881,708
Net debt to Adjusted EBITDA – quarter annualized	6.2x	5.9x	6.1x	6.8x	6.5x
Net debt to Adjusted EBITDA – trailing 12 months	6.8x	6.6x	6.6x	7.1x	6.7x
Net debt and preferred stock to Adjusted EBITDA – quarter annualized	6.3x	6.0x	6.4x	7.3x	7.0x
Net debt and preferred stock to Adjusted EBITDA – trailing 12 months	6.9x	6.7x	7.0x	7.6x	7.2x

Fixed-charge coverage ratio – quarter annualized	4.1x	4.1x	3.8x	3.6x	3.6x
Fixed-charge coverage ratio – trailing 12 months	3.9x	3.8x	3.6x	3.6x	3.6x
Unencumbered net operating income as a percentage of total net operating income	81%	81%	82%	87%	87%

Closing stock price at end of period	$120.47	$110.52	$111.13	$108.77	$103.52
Common shares outstanding (in thousands) at end of period	92,098	89,884	87,666	76,824	76,615
Total equity capitalization at end of period	$11,202,668	$10,037,702	$9,991,832	$8,717,246	$8,326,096
Total market capitalization at end of period	$15,978,053	$14,468,388	$14,155,857	$13,046,340	$12,442,633

Dividend per share – quarter/annualized	$0.86/$3.44	$0.83/$3.32	$0.83/$3.32	$0.80/$3.20	$0.80/$3.20
Dividend payout ratio for the quarter	58%	57%	63%	57%	61%
Dividend yield – annualized	2.9%	3.0%	3.0%	2.9%	3.1%

General and administrative expense as a percentage of total assets – trailing 12 months	0.6%	0.6%	0.6%	0.7%	0.7%
General and administrative expense as a percentage of total revenues – trailing 12 months	7.0%	7.0%	6.9%	6.9%	6.9%

Capitalized interest	$15,069	$13,164	$11,659	$14,903	$13,788
Weighted-average interest rate for capitalization of interest during period	3.98%	3.95%	3.72%	3.78%	3.70%

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	16

Financial and Asset Base Highlights (continued)
June 30, 2017
(Dollars in thousands, except annual rental revenue per occupied RSF amounts)

	Three Months Ended (unless stated otherwise)
	6/30/17		3/31/17		12/31/16	9/30/16	6/30/16
Amounts included in funds from operations and non-revenue-enhancing capital expenditures
Straight-line rent revenue	$17,905	(1)	$35,592		$20,993	$16,111	$2,430
Amortization of acquired below-market leases	$5,004		$5,359		$2,818	$965	$966
Straight-line rent on ground leases	$201		$198		$557	$(1,331)	$777
Stock compensation expense	$5,504		$5,252		$6,426	$7,451	$6,117
Amortization of loan fees	$2,843		$2,895		$3,080	$3,080	$2,953
Amortization of debt premiums	$625		$596		$383	$5	$26
Non-revenue-enhancing capital expenditures:
Building improvements	$1,840		$1,138		$2,135	$1,920	$2,833
Tenant improvements and leasing commissions	$9,389		$18,377	(2)	$11,614	$10,289	$9,041

Operating statistics and related information (at end of period)
Number of properties – North America	202		199		199	189	189
RSF (including development and redevelopment projects under construction) – North America	20,567,473		20,084,195		19,869,729	18,820,579	18,819,315
Total square feet – North America (see details on page 32)	28,351,518		28,176,780		25,162,360	24,499,286	24,400,303
Annual rental revenue per occupied RSF – North America	$46.55		$45.94		$45.15	$43.39	$42.06
Occupancy of operating properties – North America	95.7%		95.5%		96.6%	97.1%	97.0%
Occupancy of operating and redevelopment properties – North America	94.0%		94.7%		95.7%	94.4%	93.9%

Total leasing activity – RSF	1,081,777		1,320,781		1,501,376	683,307	816,512
Lease renewals and re-leasing of space – change in average new rental rates over expiring rates:
Rental rate increases	23.2%		27.8%		25.8%	28.2%	27.1%
Rental rate increases (cash basis)	9.4%		17.7%		9.5%	16.2%	9.3%
RSF (included in total leasing activity above)	604,142		878,863		671,222	592,776	647,268

Same property – percentage change over comparable quarter from prior year:
Net operating income increase	1.8%		2.6%		3.2%	5.3%	4.9%
Net operating income increase (cash basis)	7.0%		5.5%		4.9%	6.1%	6.4%

(1)    The decline in straight-line rent revenue from 1Q17 to 2Q17 was primarily due to commencement of contractual cash rents on April 1, 2017 of approximately $10 million, or $40 million annually, from our recently completed development of new class A buildings at 75/125 Binney Street and 50 and 60 Binney Street in our Cambridge submarket.
(2)    Includes leasing commissions of $4.5 million, or $3.06 per square foot, related to lease renewals at two of our properties in our Cambridge submarket that generated increases in rental rates of 28.8% and 20.4% (cash basis).

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	17

Key Operating Metrics
June 30, 2017

Favorable Lease Structure (1)		Same Property Net Operating Income Growth

Stable cash flows
Percentage of triple net leases	97%
Increasing cash flows
Percentage of leases containing annual rent escalations	95%
Lower capex burden
Percentage of leases providing for the recapture of capital expenditures	94%

Margins (2)		Rental Rate Growth: Renewed/Re-Leased Space

Adjusted EBITDA	Operating
68%	72%

(1)	Percentages calculated based on RSF as of June 30, 2017.

(2)	Represents the three months ended June 30, 2017.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	18

Same Property Performance
June 30, 2017
(Dollars in thousands)

Same Property Financial Data	2Q17		YTD 2Q17		Same Property Statistical Data	2Q17		YTD 2Q17
Percentage change over comparable period from prior year:					Number of same properties	166		166
Net operating income increase	1.8%		2.2%		Rentable square feet	14,419,701		14,419,701
Net operating income increase (cash basis)	7.0%	(1)	6.2%	(1)	Occupancy – current-period average	95.6%	(1)	96.1%	(1)
Operating margin	71%		71%		Occupancy – same-period prior-year average	97.3%		97.2%

	Three Months Ended June 30,						Six Months Ended June 30,
	2017		2016	$ Change	% Change		2017		2016	$ Change	% Change

Same properties	$151,504		$149,079	$2,425	1.6%		$303,124		$295,997	$7,127	2.4%
Non-same properties	60,438		12,559	47,879	381.2		116,011		23,917	92,094	385.1
Total rental	211,942		161,638	50,304	31.1		419,135		319,914	99,221	31.0

Same properties	49,514		48,932	582	1.2		99,669		96,981	2,688	2.8
Non-same properties	10,956		5,175	5,781	111.7		22,147		9,723	12,424	127.8
Total tenant recoveries	60,470		54,107	6,363	11.8		121,816		106,704	15,112	14.2

Same properties	109		53	56	105.7		250		62	188	303.2
Non-same properties	538	(2)	10,278	(9,740)	(94.8)		2,735	(2)	15,485	(12,750)	(82.3)
Total other income	647		10,331	(9,684)	(93.7)		2,985		15,547	(12,562)	(80.8)

Same properties	201,127		198,064	3,063	1.5		403,043		393,040	10,003	2.5
Non-same properties	71,932		28,012	43,920	156.8		140,893		49,125	91,768	186.8
Total revenues	273,059		226,076	46,983	20.8		543,936		442,165	101,771	23.0

Same properties	58,795		58,311	484	0.8		117,988		114,173	3,815	3.3
Non-same properties	18,185		9,014	9,171	101.7		36,079		18,989	17,090	90.0
Total rental operations	76,980		67,325	9,655	14.3		154,067		133,162	20,905	15.7

Same properties	142,332		139,753	2,579	1.8		285,055		278,867	6,188	2.2
Non-same properties	53,747		18,998	34,749	182.9		104,814		30,136	74,678	247.8
Net operating income	$196,079		$158,751	$37,328	23.5%		$389,869		$309,003	$80,866	26.2%

Net operating income – same properties	$142,332		$139,753	$2,579	1.8%		$285,055		$278,867	$6,188	2.2%
Straight-line rent revenue and amortization of acquired below-market leases	(120)		(6,852)	6,732	(98.2)		(8,165)		(18,255)	10,090	(55.3)
Net operating income – same properties (cash basis)	$142,212		$132,901	$9,311	7.0%	(1)	$276,890		$260,612	$16,278	6.2%	(1)

(1)
Includes the effect of the end of initial rent concessions at 75/125 Binney Street in 2Q17 and was primarily offset by a temporary decline in occupancy of our Same Properties portfolio in 1Q17 and 2Q17, due to 125,409 RSF vacated by Eli Lilly and Company at 10300 Campus Point Drive in our University Town Center submarket, upon relocation and expansion into 305,006 RSF at our recently delivered redevelopment project at 10290 Campus Point Drive, a non-same property, in December 2016. We are in negotiations with a high-credit tenant to lease approximately 85,000 of the currently vacant RSF at 10300 Campus Point Drive. Additionally, 59,838 RSF became vacant in 1Q17 at 930 Clopper Road located in our Gaithersburg submarket. We are actively marketing the space for lease.

(2)	Includes impairment charges aggregating $4.5 million primarily related to two non-real estate investments.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	19

Leasing Activity
June 30, 2017

	Three Months Ended		Six Months Ended			Year Ended
	June 30, 2017		June 30, 2017			December 31, 2016
(Dollars are per RSF)	Including Straight-Line Rent	Cash Basis	Including Straight-Line Rent		Cash Basis	Including Straight-Line Rent	Cash Basis
Leasing activity:
Renewed/re-leased space (1)
Rental rate changes	23.2%	9.4%	26.2%		14.7%	27.6%	12.0%
New rates	$40.17	$38.70	$48.72		$45.41	$48.60	$45.83
Expiring rates	$32.60	$35.37	$38.60		$39.59	$38.09	$40.92
Rentable square footage	604,142		1,483,005			2,129,608
Tenant improvements/leasing commissions	$15.16		$18.72	(2)		$15.69
Weighted-average lease term	6.1 years		6.2 years			5.5 years

Developed/redeveloped/previously vacant space leased
New rates	$32.95	$33.09	$28.23		$24.18	$50.24	$38.72
Rentable square footage	477,635		919,553			1,260,459
Tenant improvements/leasing commissions	$8.80		$6.63			$12.42
Weighted-average lease term	5.1 years		10.0 years			32.6 years

Leasing activity summary (totals):
New rates	$36.98	$36.22	$40.88		$37.29	$49.21	$43.19
Rentable square footage	1,081,777		2,402,558	(3)		3,390,067
Tenant improvements/leasing commissions	$12.35		$14.09			$14.48
Weighted-average lease term	5.7 years		7.6 years			15.6 years

Lease expirations: (1)
Expiring rates	$32.57	$35.30	$37.73		$38.70	$36.70	$39.32
Rentable square footage	613,868		1,758,706			2,484,169

Leasing activity includes 100% of results for each property managed by us.

(1)	Excludes 28 month-to-month leases for 46,902 RSF and 20 month-to-month leases for 31,207 RSF as of June 30, 2017 and December 31, 2016, respectively.

(2)
Includes approximately $4.5 million, or $3.06 per square foot, of leasing commissions related to lease renewals at two of our properties in our Cambridge submarket in 1Q17 that generated increases in rental rates of 28.8% and 20.4% (cash basis).

(3)
During YTD 2Q17, we granted tenant concessions/free rent averaging 2.6 months with respect to the 2,402,558 RSF leased. Approximately 65% of the leases executed during YTD 2Q17 did not include concessions for free rent.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	20

Contractual Lease Expirations
June 30, 2017

Year	Number of Leases	RSF	Percentage of Occupied RSF	Annual Rental Revenue (per RSF)	Percentage of Total Annual Rental Revenue
2017 (1)	36	318,397	1.8%	$41.65	1.6%
2018	105	1,376,083	7.7%	$37.98	6.4%
2019	88	1,494,412	8.3%	$39.93	7.3%
2020	100	2,052,268	11.4%	$38.20	9.6%
2021	76	1,584,862	8.8%	$41.41	8.0%
2022	65	1,272,145	7.1%	$46.13	7.2%
2023	37	1,683,420	9.4%	$42.07	8.6%
2024	23	1,269,192	7.1%	$49.53	7.7%
2025	15	457,165	2.5%	$48.48	2.7%
2026	16	646,397	3.6%	$46.42	3.7%
Thereafter	54	5,812,046	32.3%	$52.73	37.2%

Market	2017 Contractual Lease Expirations					Annual Rental Revenue (per RSF)	2018 Contractual Lease Expirations							Annual Rental Revenue (per RSF)
	Leased	Negotiating/ Anticipating	Targeted for Development/ Redevelopment	Remaining Expiring Leases	Total (1)		Leased	Negotiating/ Anticipating	Targeted for Development/ Redevelopment		Remaining Expiring Leases		Total

Greater Boston	68,493	12,880	—	66,309	147,682	$40.48	18,263	11,830	—		296,890	(2)	326,983	$58.59
San Francisco	—	—	—	—	—	—	34,623	11,114	321,971	(3)	136,343		504,051	35.48
New York City	—	1,070	—	14,849	15,919	N/A	—	915	—		4,060		4,975	N/A
San Diego	31,792	—	—	30,845	62,637	33.13	15,611	—	—		282,520		298,131	29.99
Seattle	12,511	—	—	6,180	18,691	46.26	—	—	—		15,264		15,264	43.66
Maryland	14,141	6,289	—	8,590	29,020	25.01	5,104	—	—		70,297		75,401	19.88
Research Triangle Park	9,364	—	—	14,309	23,673	21.65	—	4,575	—		55,410		59,985	26.27
Canada	—	—	—	—	—	—	—	—	—		80,689		80,689	20.55
Non-cluster markets	—	—	—	20,775	20,775	24.45	—	—	—		10,604		10,604	26.58
Total	136,301	20,239	—	161,857	318,397	$41.65	73,601	28,434	321,971		952,077	(4)	1,376,083	$37.98
Percentage of expiring leases	43%	6%	—%	51%	100%		5%	2%	23%		70%		100%

Lease expirations include 100% of RSF for each property managed by us in North America. Annual rental revenue (per RSF) represents amounts in effect as of June 30, 2017.

(1)	Excludes 28 month-to-month leases for 46,902 RSF as of June 30, 2017.

(2)	Includes 274,254 RSF located in our Cambridge submarket for our remaining expiring leases in 2018.

(3)
Includes 195,000 RSF expiring in 1Q18 at 960 Industrial Road, a recently acquired property located in our Greater Stanford submarket. We are pursuing entitlements aggregating 500,000 RSF for a multi-building development. Also includes 126,971 RSF of office space at 681 Gateway Boulevard in our South San Francisco submarket targeted for redevelopment into office/laboratory space upon expiration of the existing lease in 3Q18. Concurrent with our redevelopment, we anticipate expanding the building by an additional 15,000 to 30,000 RSF, and expect the project to be delivered in 2019.

(4)
The two largest remaining expiring leases in 2018 are 71,510 RSF at 9880 Campus Point Drive in our University Town Center submarket, which is under evaluation for options to create a Class A office/laboratory building at this property, and 60,917 RSF in our Canada market undergoing marketing.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	21

Top 20 Tenants
June 30, 2017
(Dollars in thousands)

79% of Top 20 Annual Rental Revenue from Investment-Grade Tenants

	Tenant	Remaining Lease Term in Years (1)		Aggregate RSF	Annual Rental Revenue (1)	Percentage of Aggregate Annual Rental Revenue (1)	Investment-Grade Ratings

							Moody’s	S&P
1	Illumina, Inc.	13.1		891,495	$33,958	4.0%	—	BBB
2	Takeda Pharmaceutical Company Ltd.	12.8		386,111	30,516	3.6	A1	A-
3	Eli Lilly and Company	12.4		469,266	29,342	3.5	A2	AA-
4	Novartis AG	9.4		377,831	28,622	3.4	Aa3	AA-
5	Sanofi	10.8		446,975	25,166	3.0	A1	AA
6	Uber Technologies, Inc. (2)	75.4		422,980	22,118	2.6	—	—
7	New York University	13.1		209,224	20,651	2.5	Aa2	AA-
8	bluebird bio, Inc.	9.6		262,261	20,099	2.4	—	—
9	Dana-Farber Cancer Institute, Inc. (3)	13.4		254,130	19,512	2.3	A1	—
10	Roche	4.6		343,861	17,597	2.1	A1	AA
11	Amgen Inc.	6.8		407,369	16,838	2.0	Baa1	A
12	Massachusetts Institute of Technology	7.9		256,126	16,554	2.0	Aaa	AAA
13	United States Government	8.1		264,358	15,026	1.8	Aaa	AA+
14	Celgene Corporation	6.2		347,503	14,757	1.8	Baa2	BBB+
15	FibroGen, Inc.	6.4		234,249	14,198	1.7	—	—
16	Biogen Inc.	11.3		305,212	13,278	1.6	Baa1	A-
17	Juno Therapeutics, Inc.	11.8		241,276	12,619	1.5	—	—
18	Bristol-Myers Squibb Company	1.8		251,316	10,743	1.3	A2	A+
19	The Regents of the University of California	6.2		233,527	10,733	1.3	Aa2	AA
20	Merrimack Pharmaceuticals, Inc. (4)	1.7		141,432	9,998	1.2	—	—
	Total/weighted average	13.5	(5)	6,746,502	$382,325	45.6%

Annual rental revenue and RSF include 100% of each property managed by us in North America.

(1)	Based on percentage of aggregate annual rental revenue in effect as of June 30, 2017.

(2)	Represents a ground lease with Uber at 1455 and 1515 Third Street.

(3)
In July 2017, we completed the sale of a condominium interest to Dana-Farber for 203,090 RSF of their leased space in 360 Longwood Avenue. See page 4 of our Supplemental Information for additional information on our dispositions.

(4)
Tenant added through the acquisition of an in-place lease at One Kendall Square, located in our Cambridge submarket. During 2Q17, we early terminated 25,735 RSF of Merrimack’s lease and re-leased the space to a credit tenant at a 12.0% increase in rental rates (cash).

(5)	Excluding the ground lease to Uber, the weighted-average remaining lease term for our top 20 tenants was 9.7 years as of June 30, 2017.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	22

Summary of Properties and Occupancy
June 30, 2017
(Dollars in thousands, except per RSF amounts)

Summary of properties

Market	RSF					Number of Properties	Annual Rental Revenue
	Operating	Development	Redevelopment	Total	% of Total		Total	% of Total	Per RSF
Greater Boston	5,852,281	431,483	—	6,283,764	31%	51	$341,588	41%	$60.67
San Francisco	3,714,560	747,355	—	4,461,915	22	33	167,376	20	45.26
New York City	727,674	—	—	727,674	4	2	61,879	7	85.61
San Diego	3,892,451	170,523	163,648	4,226,622	21	52	134,783	16	37.78
Seattle	989,085	48,835	—	1,037,920	5	11	46,107	5	47.96
Maryland	2,085,196	—	—	2,085,196	9	28	50,132	6	25.84
Research Triangle Park	1,043,726	—	175,000	1,218,726	6	16	24,149	3	24.13
Canada	256,967	—	—	256,967	1	3	6,424	1	25.21
Non-cluster markets	268,689	—	—	268,689	1	6	6,045	1	25.45
North America	18,830,629	1,398,196	338,648	20,567,473	100%	202	$838,483	100%	$46.55

RSF, number of properties, and annual rental revenue include 100% of each property managed by us in North America. Annual rental revenue amounts represent amounts in effect as of June 30, 2017.

Summary of occupancy

	Operating Properties				Operating and Redevelopment Properties
Market	6/30/17		3/31/17	6/30/16	6/30/17		3/31/17	6/30/16
Greater Boston	96.2%		96.1%	97.9%	96.2%		96.1%	96.6%
San Francisco	99.6		99.8	100.0	99.6		99.8	100.0
New York City	99.3		97.8	94.6	99.3		97.8	94.6
San Diego	91.7		91.0	93.8	88.0		87.3	81.8
Seattle	97.2	(1)	98.2	99.1	97.2		98.2	99.1
Maryland	93.0		92.6	96.4	93.0		92.6	96.4
Research Triangle Park	95.9	(2)	97.5	98.3	82.1	(3)	97.5	98.3
Subtotal	95.7		95.6	97.2	94.0		94.7	93.9
Canada	99.2		99.2	99.3	99.2		99.2	99.3
Non-cluster markets	88.4		88.4	88.2	88.4		88.4	88.2
North America	95.7%		95.5%	97.0%	94.0%		94.7%	93.9%
Occupancy includes 100% of each property managed by us in North America.

(1)
Decline from 1Q17 primarily relates to 9,960 RSF that became vacant in 2Q17 at 219 Terry Avenue North located in our Lake Union submarket. This space has been re-leased to another tenant with commencement in 3Q17.

(2)
Decline from 1Q17 primarily relates to 17,400 RSF that became vacant in 2Q17 at 5 Triangle Drive in our Research Triangle Park submarket. This space has been re-leased to another tenant with commencement in 3Q17.

(3)
Decline from 1Q17 primarily relates to the acquisition of a vacant 175,000 RSF property at 5 Laboratory Drive undergoing redevelopment into office/laboratory space and upgrading existing greenhouse space. See page 3 of the Earnings Press Release for additional information.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	23

Property Listing
June 30, 2017
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total
Greater Boston
Cambridge/Inner Suburbs
Alexandria Center® at Kendall Square	1,648,700	431,483	—	2,080,183	9	$105,940	97.5%	97.5%
50, 60, 75/125, and 100 Binney Street, 50 Rogers Street, 215 First Street,150 Second Street, 300 Third Street, and 11 Hurley Street
225 Binney Street (consolidated joint venture – 30% ownership)	305,212	—	—	305,212	1	13,278	100.0	100.0
Alexandria Technology Square®	1,181,635	—	—	1,181,635	7	85,903	99.9	99.9
100, 200, 300, 400, 500, 600, and 700 Technology Square
Alexandria Center® at One Kendall Square	644,771	—	—	644,771	9	49,543	97.0	97.0
480 and 500 Arsenal Street	234,260	—	—	234,260	2	9,909	100.0	100.0
640 Memorial Drive	225,504	—	—	225,504	1	13,730	100.0	100.0
780 and 790 Memorial Drive	99,658	—	—	99,658	2	7,372	100.0	100.0
167 Sidney Street and 99 Erie Street	54,549	—	—	54,549	2	3,735	100.0	100.0
79/96 13th Street (Charlestown Navy Yard)	25,309	—	—	25,309	1	620	100.0	100.0
Cambridge/Inner Suburbs	4,419,598	431,483	—	4,851,081	34	290,030	98.6	98.6
Longwood Medical Area
360 Longwood Avenue (unconsolidated joint venture – 27.5% ownership)	413,799	—	—	413,799	1	23,720	75.7	75.7
Route 128
Alexandria Park at 128	343,882	—	—	343,882	8	9,626	95.6	95.6
3 and 6/8 Preston Court, 29, 35, and 44 Hartwell Avenue, 35 and 45/47 Wiggins Avenue, and 60 Westview Street
19 Presidential Way	144,892	—	—	144,892	1	3,644	68.8	68.8
225 Second Avenue	113,860	—	—	113,860	1	5,252	100.0	100.0
100 Beaver Street	82,330	—	—	82,330	1	3,106	100.0	100.0
285 Bear Hill Road	26,270	—	—	26,270	1	1,167	100.0	100.0
Route 128	711,234	—	—	711,234	12	22,795	91.5	91.5
Route 495
111 and 130 Forbes Boulevard	155,846	—	—	155,846	2	1,629	100.0	100.0
20 Walkup Drive	91,045	—	—	91,045	1	649	100.0	100.0
30 Bearfoot Road	60,759	—	—	60,759	1	2,765	100.0	100.0
Route 495	307,650	—	—	307,650	4	5,043	100.0	100.0
Greater Boston	5,852,281	431,483	—	6,283,764	51	$341,588	96.2%	96.2%

RSF, annual rental revenue, and occupancy percentage include 100% of each property managed by us in North America. Annual rental revenue amounts represent amounts in effect as of June 30, 2017.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	24

Property Listing (continued)
June 30, 2017
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total
San Francisco
Mission Bay/SoMa
409 and 499 Illinois Street (consolidated joint venture – 60% ownership)	455,069	—	—	455,069	2	$28,555	100.0%	100.0%
1455 and 1515 Third Street	422,980	—	—	422,980	2	22,118	100.0	100.0
510 Townsend Street	—	300,000	—	300,000	1	—	—	—
88 Bluxome Street	232,470	—	—	232,470	1	3,813	100.0	100.0
455 Mission Bay Boulevard South	210,398	—	—	210,398	1	10,178	100.0	100.0
1500 Owens Street (consolidated joint venture – 50.1% ownership)	158,267	—	—	158,267	1	7,742	100.0	100.0
1700 Owens Street	157,340	—	—	157,340	1	10,387	100.0	100.0
505 Brannan Street (consolidated joint venture – 99.6% ownership)	—	150,000	—	150,000	1	—	—	—
Mission Bay/SoMa	1,636,524	450,000	—	2,086,524	10	82,793	100.0	100.0
South San Francisco
213, 249, 259, and 269 East Grand Avenue	407,369	297,355	—	704,724	4	16,838	100.0	100.0
Alexandria Technology Center® – Gateway	448,175	—	—	448,175	6	18,002	100.0	100.0
600, 630, 650, 681, 901, and 951 Gateway Boulevard
400 and 450 East Jamie Court	163,035	—	—	163,035	2	6,490	100.0	100.0
500 Forbes Boulevard	155,685	—	—	155,685	1	6,619	100.0	100.0
7000 Shoreline Court	136,395	—	—	136,395	1	4,099	88.1	88.1
341 and 343 Oyster Point Boulevard	107,960	—	—	107,960	2	4,479	100.0	100.0
849/863 Mitten Road/866 Malcolm Road	103,857	—	—	103,857	1	3,400	100.0	100.0
South San Francisco	1,522,476	297,355	—	1,819,831	17	59,927	98.9	98.9
Greater Stanford
960 Industrial Road	195,000	—	—	195,000	1	4,875	100.0	100.0
2425 Garcia Avenue/2400/2450 Bayshore Parkway	99,208	—	—	99,208	1	4,257	100.0	100.0
3165 Porter Drive	91,644	—	—	91,644	1	3,885	100.0	100.0
1450 Page Mill Road	77,634	—	—	77,634	1	8,009	100.0	100.0
3350 West Bayshore Road	60,000	—	—	60,000	1	1,919	100.0	100.0
2625/2627/2631 Hanover Street	32,074	—	—	32,074	1	1,711	100.0	100.0
Greater Stanford	555,560	—	—	555,560	6	24,656	100.0	100.0
San Francisco	3,714,560	747,355	—	4,461,915	33	167,376	99.6	99.6

New York City
Manhattan
Alexandria Center® for Life Science	727,674	—	—	727,674	2	61,879	99.3	99.3
430 and 450 East 29th Street
New York City	727,674	—	—	727,674	2	$61,879	99.3%	99.3%

RSF, annual rental revenue, and occupancy percentage include 100% of each property managed by us in North America. Annual rental revenue amounts represent amounts in effect as of June 30, 2017.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	25

Property Listing (continued)
June 30, 2017
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue		Occupancy Percentage

								Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total
San Diego
Torrey Pines
ARE Spectrum	165,938	170,523	—	336,461	3	$7,496		100.0%	100.0%
3215 Merryfield Row, and 3013 and 3033 Science Park Road
Torrey Ridge Science Center	294,993	—	—	294,993	3	11,229		74.3	74.3
10578, 10614, and 10628 Science Center Drive
ARE Sunrise	235,603	—	—	235,603	3	9,281		100.0	100.0
10931/10933 and 10975 North Torrey Pines Road, 3010 Science Park Road, and 10996 Torreyana Road
ARE Nautilus	223,751	—	—	223,751	4	9,856		100.0	100.0
3530 and 3550 John Hopkins Court, and 3535 and 3565 General Atomics Court
3545 Cray Court	116,556	—	—	116,556	1	4,827		100.0	100.0
11119 North Torrey Pines Road	72,506	—	—	72,506	1	3,274		100.0	100.0
Torrey Pines	1,109,347	170,523	—	1,279,870	15	45,963		93.2	93.2
University Town Center
5200 Illumina Way	792,687	—	—	792,687	6	27,994	(1)	100.0	100.0
Campus Pointe by Alexandria (consolidated joint venture – 55% ownership)	754,765	—	—	754,765	2	27,827		83.4	83.4
10290 and 10300 Campus Point Drive
ARE Towne Centre	140,398	—	163,648	304,046	4	2,021		100.0	46.2
9363, 9373, 9393, and 9625 Towne Centre Drive
ARE Esplanade	241,963	—	—	241,963	4	9,938		100.0	100.0
4755, 4757, and 4767 Nexus Center Drive, and 4796 Executive Drive
9880 Campus Point Drive	71,510	—	—	71,510	1	2,774		100.0	100.0
University Town Center	2,001,323	—	163,648	2,164,971	17	70,554		93.7	86.6
Sorrento Mesa
5810/5820 and 6138/6150 Nancy Ridge Drive	138,970	—	—	138,970	2	3,950		100.0	100.0
ARE Portola	105,812	—	—	105,812	3	1,408		43.1	43.1
6175, 6225, and 6275 Nancy Ridge Drive
10121 and 10151 Barnes Canyon Road	102,392	—	—	102,392	2	1,987		100.0	100.0
7330 Carroll Road	66,244	—	—	66,244	1	2,431		100.0	100.0
5871 Oberlin Drive	33,817	—	—	33,817	1	993		100.0	100.0
Sorrento Mesa	447,235	—	—	447,235	9	10,769		86.5	86.5
Sorrento Valley
11025, 11035, 11045, 11055, 11065, and 11075 Roselle Street	121,655	—	—	121,655	6	2,922		92.0	92.0
3985, 4025, 4031, and 4045 Sorrento Valley Boulevard	103,111	—	—	103,111	4	1,182		48.2	48.2
Sorrento Valley	224,766	—	—	224,766	10	4,104		71.9	71.9
I-15 Corridor
13112 Evening Creek Drive	109,780	—	—	109,780	1	3,393		100.0	100.0
San Diego	3,892,451	170,523	163,648	4,226,622	52	$134,783		91.7%	88.0%
RSF, annual rental revenue, and occupancy percentage include 100% of each property managed by us in North America. Annual rental revenue amounts represent amounts in effect as of June 30, 2017.

(1)    Cash rents in effect as of June 30, 2017 were approximately $25.70/RSF.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	26

Property Listing (continued)
June 30, 2017
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total
Seattle
Lake Union
400 Dexter Avenue North	241,276	48,835	—	290,111	1	$12,619	100.0%	100.0%
1201 and 1208 Eastlake Avenue East	203,369	—	—	203,369	2	8,748	100.0	100.0
1616 Eastlake Avenue East	168,708	—	—	168,708	1	8,421	95.6	95.6
1551 Eastlake Avenue East	117,482	—	—	117,482	1	4,785	100.0	100.0
199 East Blaine Street	115,084	—	—	115,084	1	6,190	100.0	100.0
219 Terry Avenue North	30,705	—	—	30,705	1	1,252	67.6	67.6
1600 Fairview Avenue East	27,991	—	—	27,991	1	1,138	100.0	100.0
Lake Union	904,615	48,835	—	953,450	8	43,153	98.1	98.1
Elliott Bay
3000/3018 Western Avenue	47,746	—	—	47,746	1	1,839	100.0	100.0
410 West Harrison Street and 410 Elliott Avenue West	36,724	—	—	36,724	2	1,115	71.8	71.8
Elliott Bay	84,470	—	—	84,470	3	2,954	87.7	87.7
Seattle	989,085	48,835	—	1,037,920	11	46,107	97.2	97.2

Maryland
Rockville
9800 Medical Center Drive	282,436	—	—	282,436	4	12,734	100.0	100.0
1330 Piccard Drive	131,511	—	—	131,511	1	2,770	87.5	87.5
1500 and 1550 East Gude Drive	90,489	—	—	90,489	2	1,681	100.0	100.0
14920 and 15010 Broschart Road	86,703	—	—	86,703	2	2,074	100.0	100.0
1405 Research Boulevard	71,669	—	—	71,669	1	2,088	100.0	100.0
5 Research Place	63,852	—	—	63,852	1	2,396	100.0	100.0
9920 Medical Center Drive	58,733	—	—	58,733	1	458	100.0	100.0
5 Research Court	54,906	—	—	54,906	1	—	—	—
12301 Parklawn Drive	49,185	—	—	49,185	1	1,329	100.0	100.0
Rockville	889,484	—	—	889,484	14	25,530	92.0	92.0
Gaithersburg
Alexandria Technology Center® – Gaithersburg I	377,401	—	—	377,401	4	7,218	82.3	82.3
9 West Watkins Mill Road and 910, 930, and 940 Clopper Road
Alexandria Technology Center® – Gaithersburg II	237,137	—	—	237,137	5	6,048	96.9	96.9
708 Quince Orchard Road, 1300 Quince Orchard Boulevard, and 19, 20, and 22 Firstfield Road
401 Professional Drive	63,154	—	—	63,154	1	1,438	100.0	100.0
950 Wind River Lane	50,000	—	—	50,000	1	1,082	100.0	100.0
620 Professional Drive	27,950	—	—	27,950	1	1,191	100.0	100.0
Gaithersburg	755,642	—	—	755,642	12	16,977	90.2	90.2
Beltsville
8000/9000/10000 Virginia Manor Road	191,884	—	—	191,884	1	2,487	100.0	100.0
Northern Virginia
14225 Newbrook Drive	248,186	—	—	248,186	1	5,138	100.0	100.0
Maryland	2,085,196	—	—	2,085,196	28	$50,132	93.0%	93.0%
RSF, annual rental revenue, and occupancy percentage include 100% of each property managed by us in North America. Annual rental revenue amounts represent amounts in effect as of June 30, 2017.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	27

Property Listing (continued)
June 30, 2017
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total
Research Triangle Park
Research Triangle Park
Alexandria Technology Center® – Alston	186,870	—	—	186,870	3	3,437	93.6	93.6
100, 800, and 801 Capitola Drive
5 Laboratory Drive	—	—	175,000	175,000	1	—	—	—
108/110/112/114 TW Alexander Drive	158,417	—	—	158,417	1	4,607	100.0	100.0
Alexandria Innovation Center® – Research Triangle Park	135,677	—	—	135,677	3	3,367	99.1	99.1
7010, 7020, and 7030 Kit Creek Road
6 Davis Drive	100,000	—	—	100,000	1	1,503	87.9	87.9
7 Triangle Drive	96,626	—	—	96,626	1	3,156	100.0	100.0
407 Davis Drive	81,956	—	—	81,956	1	1,644	100.0	100.0
2525 East NC Highway 54	82,996	—	—	82,996	1	1,992	100.0	100.0
601 Keystone Park Drive	77,395	—	—	77,395	1	1,379	100.0	100.0
6040 George Watts Hill Drive	61,547	—	—	61,547	1	2,148	100.0	100.0
5 Triangle Drive	32,120	—	—	32,120	1	377	45.8	45.8
6101 Quadrangle Drive	30,122	—	—	30,122	1	539	100.0	100.0
Research Triangle Park	1,043,726	—	175,000	1,218,726	16	24,149	95.9	82.1

Canada	256,967	—	—	256,967	3	6,424	99.2	99.2

Non-cluster markets	268,689	—	—	268,689	6	6,045	88.4	88.4

Total – North America	18,830,629	1,398,196	338,648	20,567,473	202	$838,483	95.7%	94.0%

RSF, annual rental revenue, and occupancy percentage include 100% of each property managed by us in North America. Annual rental revenue amounts represent amounts in effect as of June 30, 2017.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	28

Incremental Annual Net Operating Income from Development and Redevelopment of New Class A Properties

June 30, 2017

(1)
Represents incremental annual net operating income upon stabilization of our development and redevelopment of new Class A properties, including only our share of real estate joint venture projects. Partial deliveries of multi-tenant development projects are included in the respective period. RSF and percentage leased represent 100% of each property.

(2)	Deliveries of projects are primarily weighted toward the fourth quarter.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	29

Disciplined Management of Ground-Up Developments
June 30, 2017

SOLID PRE-LEASED PERCENTAGE

5.5 Million RSF of Ground-Up Developments Commenced since January 1, 2009

Single Tenant
3.0 MILLION RSF
100%
Pre-Leased
Multi-tenant
2.5 MILLION RSF
38%
Pre-Leased
Pre-Leased

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	30

Sustainability
June 30, 2017

SUSTAINABILITY

Alexandria is committed to resource-efficient business practices that promote our innovative tenants' performance and health. We pursue continuous improvement of both the efficacy and the efficiency that our business, our philanthropy, and our tenants have on the world. We are a platinum member of the U.S. Green Building Council and the first and only REIT to be named a "Fitwel Champion" for promoting the highest levels of health and wellness for our tenants.

GREEN BUILDING [1]

47 LEED® Certified Projects

49 % of ARE's Total Annual Rental Revenue

LEADERSHIP IN ENERGY & ENVIRONMENTAL DESIGN
LEED

5 Platinum

27 Gold

15 Silver

ENERGY EFFICIENCY

86

Energy Conservation Measures [2]

We reduced energy consumption with upgrades to lighting and heating/cooling systems, installation of high-efficiency appliances and technologies, and the optimization of building management systems.

5%

Year-over-year same store greenhouse gas reduction

HEALTH & WELLNESS

6 Fitwel® Certified Projects

1.7 Million RSF

riverpark

LITTLE RIVER

Alexandria 's newest farm-to-table café, Little River, opened at the Alexandria Center® for Life Science – NYC in May 2017. Little River's seasonal menus feature farm-fresh items from Riverpark Farm®, the on-site urban garden.

(1)    Upon completion of 14 in-process LEED® certified projects.
(2) Completed in 2015 and 2016.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	31

Investments in Real Estate
June 30, 2017
(Dollars in thousands, except per SF amounts)

	Investments in Real Estate	Square Feet
		Consolidated	Unconsolidated (1)	Total

Investments in real estate – North America:
Rental properties	$9,989,951	18,416,830	413,799	18,830,629

Development and redevelopment of new Class A Properties:
2017 deliveries undergoing construction	723,716	1,100,841	—	1,100,841
2018 and 2019 deliveries
Projects undergoing construction	89,460	636,003	—	636,003
Near-term projects undergoing marketing and pre-construction	102,330	1,340,144	—	1,340,144
2019 and beyond – intermediate development projects	287,072	2,800,009	—	2,800,009
Future development projects	284,630	3,981,362	90,000	4,071,362
Portion of developable square feet that will replace existing RSF included in rental properties (2)	N/A	(427,470)	—	(427,470)

Gross investments in real estate – North America	11,477,159	27,847,719	503,799	28,351,518

Less: accumulated depreciation	(1,694,254)

Net investments in real estate – North America	9,782,905
Net investments in real estate – Asia	36,508
Investments in real estate	$9,819,413

(1)	Our share of the cost basis associated with unconsolidated square feet is classified in investments in unconsolidated real estate joint ventures in our consolidated balance sheets.

(2)	Refer to footnotes 1 and 4 on pages 38 and 39, respectively.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	32

Development and Redevelopment of New Class A Properties: Recently Placed into Service (Trailing 12 Months)

June 30, 2017

50 Binney Street	60 Binney Street	11 Hurley Street	360 Longwood Avenue	1455 and 1515 Third Street
Greater Boston/Cambridge	Greater Boston/Cambridge	Greater Boston/Cambridge	Greater Boston/Longwood Medical Area	San Francisco/Mission Bay/SoMa
274,734 RSF	255,743 RSF	59,783 RSF	413,799 RSF	422,980 RSF
Sanofi Genzyme	bluebird bio, Inc.	Editas Medicine, Inc.	Dana-Farber Cancer Institute, Inc. The Children’s Hospital Corporation	Uber Technologies, Inc.

ARE Spectrum	10290 Campus Point Drive	5200 Illumina Way, Parking Structure	4796 Executive Drive	400 Dexter Avenue North
San Diego/Torrey Pines	San Diego/University Town Center	San Diego/University Town Center	San Diego/University Town Center	Seattle/Lake Union
165,938 RSF	305,006 RSF	N/A	61,755 RSF	241,276 RSF
The Medicines Company Celgene Corporation Wellspring Biosciences LLC	Eli Lilly and Company	Illumina, Inc.	Otonomy, Inc.	Juno Therapeutics, Inc.

Represents projects delivered within the trailing 12 months. RSF represents the cumulative RSF that has been delivered.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	33

Development and Redevelopment of New Class A Properties: Recently Placed into Service (Trailing 12 Months) (continued)
June 30, 2017
(Dollars in thousands)

Property/Market/Submarket	Our Ownership Interest	Date Delivered	RSF in Service						Total Project			Unlevered Yields
			Prior to 7/1/16	Placed into Service				Total				Average Cash	Initial Stabilized Cash Basis	Initial Stabilized
				3Q16	4Q16	1Q17	2Q17		Leased	RSF	Investment
Consolidated development projects
50 and 60 Binney Street/ Greater Boston/Cambridge	100%	9/30/16	—	530,477	—	—	—	530,477	99%	530,477	$474,000	8.6%	7.7%	7.9%
1455 and 1515 Third Street/ San Francisco/Mission Bay/SoMa	100%	11/10/16	—	—	422,980	—	—	422,980	100%	422,980	$155,000	14.5%	7.0%	14.4%
ARE Spectrum/San Diego/ Torrey Pines	100%	Various	102,938	—	—	31,336	31,664	165,938	98%	336,461	$278,000	6.9%	6.1%	6.4%
5200 Illumina Way, Parking Structure/ San Diego/University Town Center	100%	5/15/17	—	—	—	—	N/A	N/A	100%	N/A	$60,000	7.0%	7.0%	7.0%
4796 Executive Drive/ San Diego/University Town Center	100%	12/1/16	—	—	61,755	—	—	61,755	100%	61,755	$41,000	8.0%	7.0%	7.4%
400 Dexter Avenue North/Seattle/ Lake Union	100%	3/31/17	—	—	—	241,276	—	241,276	89%	290,111	$232,000	7.3%	6.9%	7.2%

Consolidated redevelopment projects
11 Hurley Street/ Greater Boston/Cambridge	100%	9/29/16	—	59,783	—	—	—	59,783	100%	59,783	$36,500	9.8%	8.8%	9.7%
10290 Campus Point Drive/ San Diego/University Town Center	55%	12/2/16	—	—	305,006	—	—	305,006	100%	305,006	$231,000	7.7%	6.8%	7.1%

Unconsolidated joint venture development project
360 Longwood Avenue/ Greater Boston/ Longwood Medical Area	27.5%	Various	313,407	—	100,392	—	—	413,799	80%	413,799	$108,965	8.2%	7.3%	7.8%
Total			416,345	590,260	890,133	272,612	31,664	2,201,014

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	34

Development of New Class A Properties: 2017 Deliveries (Projects Undergoing Construction)
June 30, 2017
(Dollars in thousands)

100 Binney Street	510 Townsend Street	505 Brannan Street, Phase I	ARE Spectrum	400 Dexter Avenue North
Greater Boston/Cambridge	San Francisco/Mission Bay/SoMa	San Francisco/Mission Bay/SoMa	San Diego/Torrey Pines	Seattle/Lake Union
431,483 RSF	300,000 RSF	150,000 RSF	170,523 RSF	48,835 RSF
Bristol-Myers Squibb Company	Stripe, Inc.	Pinterest, Inc.	Vertex Pharmaceuticals Incorporated	Juno Therapeutics, Inc. ClubCorp Holdings, Inc.

Property/Market/Submarket	Project RSF			Percentage				Project Start	Occupancy
	In Service	CIP	Total	Leased	Negotiating		Total		Initial	Stabilized
ARE Spectrum/San Diego/Torrey Pines	165,938	170,523	336,461	98%	—%		98%	2Q16	1Q17	4Q17
400 Dexter Avenue North/Seattle/Lake Union	241,276	48,835	290,111	89%	11%		100%	2Q15	1Q17	4Q17
510 Townsend Street/San Francisco/Mission Bay/SoMa	—	300,000	300,000	100%	—%		100%	3Q15	4Q17	4Q17
100 Binney Street/Greater Boston/Cambridge	—	431,483	431,483	59%	41%	(1)	100%	3Q15	4Q17	4Q17
505 Brannan Street, Phase I/San Francisco/Mission Bay/SoMa	—	150,000	150,000	100%	—%		100%	1Q16	4Q17	4Q17
Total	407,214	1,100,841	1,508,055	86%	14%		100%

Property/Market/Submarket	Our Ownership Interest	In Service	CIP	Cost to Complete	Total at Completion	Unlevered Yields
						Average Cash	Initial Stabilized Cash Basis	Initial Stabilized

ARE Spectrum/San Diego/Torrey Pines	100%	$102,651	$120,396	$54,953	$278,000	6.9%	6.1%	6.4%
400 Dexter Avenue North/Seattle/Lake Union	100%	174,677	29,520	27,803	232,000	7.3%	6.9%	7.2%
510 Townsend Street/San Francisco/Mission Bay/SoMa	100%	—	158,961	79,039	238,000	7.9%	7.0%	7.2%
100 Binney Street/Greater Boston/Cambridge	100%	11,555	319,241	204,204	535,000	7.9%	7.0%	7.7%
505 Brannan Street, Phase I/San Francisco/Mission Bay/SoMa	99.6%	—	95,598	45,402	141,000	8.6%	7.0%	8.2%
Total		$288,883	$723,716	$411,401	$1,424,000

(1)
100 Binney Street is on track for 100% leased in 3Q17. The project is 59% leased as of July 2017, including one lease executed in 2Q17 and one lease executed in July 2017. The remaining 41% of the project is committed to three tenants and should be resolved in 3Q17. Two leases have been distributed with execution expected in the first week of August. One remaining lease is on track for execution in 3Q17.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	35

Development and Redevelopment of New Class A Properties: 2018 & 2019 Deliveries (Projects Undergoing Construction, and Near-Term Projects Undergoing Marketing and Pre-Construction)

June 30, 2017

399 Binney Street	1655 and 1715 Third Street	213 East Grand Avenue	279 East Grand Avenue
Greater Boston/Cambridge	San Francisco/Mission Bay/SoMa	San Francisco/South San Francisco	San Francisco/South San Francisco
172,500 SF	580,000 SF	297,355 SF	199,000 SF
Multi-tenant	Uber Technologies, Inc.	Merck & Co., Inc.	Multi-tenant

681 Gateway Boulevard	9625 Towne Centre Drive	1818 Fairview Avenue East	5 Laboratory Drive
San Francisco/South San Francisco	San Diego/University Town Center	Seattle/Lake Union	Research Triangle Park/RTP
126,971 RSF	163,648 SF	205,000 RSF	175,000 RSF
Marketing	Takeda Pharmaceuticals Company Ltd.	Multi-tenant	Multi-tenant

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	36

Development and Redevelopment of New Class A Properties: 2018 & 2019 Deliveries (Projects Undergoing Construction, and Near-Term Projects Undergoing Marketing and Pre-Construction) (continued)
June 30, 2017
(Dollars in thousands)

Property/Market/Submarket	Dev/ Redev	Project RSF			Percentage			Project Start (1)	Occupancy (1)
		In Service	CIP	Total	Leased	Negotiating	Total		Initial	Stabilized
Projects undergoing construction
5 Laboratory Drive/Research Triangle Park/RTP (2)	Redev	—	175,000	175,000	—%	(2)	—%	2Q17	3Q18	2019
9625 Towne Centre Drive/San Diego/University Town Center	Redev	—	163,648	163,648	100%	—%	100%	3Q15	4Q18	2018
213 East Grand Avenue/San Francisco/South San Francisco	Dev	—	297,355	297,355	100%	—%	100%	2Q17	1Q19	2019
		—	636,003	636,003	72%	—%	72%
Near-term projects undergoing marketing and pre-construction
399 Binney Street (Alexandria Center® at One Kendall Square)/Greater Boston/Cambridge
	Dev	—	172,500	172,500	TBD				2018	TBD
1655 and 1715 Third Street/San Francisco/Mission Bay/SoMa (3)	Dev	—	580,000	580,000	—%	100%	100%	2018	2019	2019
279 East Grand Avenue/San Francisco/South San Francisco	Dev	—	199,000	199,000	TBD				2019	TBD
681 Gateway Boulevard/San Francisco/South San Francisco (4)	Redev	126,971	—	126,971					2019	TBD
1818 Fairview Avenue East/Seattle/Lake Union	Dev	—	205,000	205,000					2019	TBD
50 Rogers Street/Greater Boston/Cambridge (5)	Dev	—	183,644	183,644					N/A	N/A
		126,971	1,340,144	1,467,115

								Unlevered Yields
Property/Market/Submarket	Our Ownership Interest	In Service	CIP	Cost to Complete		Total at Completion		Average Cash	Initial Stabilized Cash Basis	Initial Stabilized

Projects undergoing construction
5 Laboratory Drive/Research Triangle Park/RTP (2)	100%	$—	$9,288		$(6)		$(6)	(6)	(6)	(6)
9625 Towne Centre Drive/San Diego/University Town Center	100%	—	28,810		(6)		(6)	(6)	(6)	(6)
213 East Grand Avenue/San Francisco/South San Francisco	100%	—	51,362		208,638		260,000	7.8%	6.4%	7.2%
		$—	$89,460	$	TBD	$	TBD	TBD	TBD	TBD
Near-term projects undergoing marketing and pre-construction
399 Binney Street (Alexandria Center® at One Kendall Square)/ Greater Boston/Cambridge
	100%	$—	$69,103		TBD
1655 and 1715 Third Street/San Francisco/Mission Bay/SoMa (3)	10%	—	—
279 East Grand Avenue/San Francisco/South San Francisco	100%	—	11,447
681 Gateway Boulevard/San Francisco/South San Francisco (4)	100%	—	—
1818 Fairview Avenue East/Seattle/Lake Union	100%	—	15,367
50 Rogers Street/Greater Boston/Cambridge (5)	100%	—	6,413
		$—	$102,330

(1)	Anticipated project start dates and initial occupancy dates are subject to leasing and/or market conditions. Stabilized occupancy may vary depending on single tenancy versus multi-tenancy.

(2)
Recently acquired 3054 East Cornwallis Road and will redevelop and rebrand the campus along with 6 Davis Drive as the Alexandria Center® for AgTech – RTP, with its newly named address of 5 Laboratory Drive. We have proposals and ongoing discussions for a significant portion of the available space.

(3)
Executed an agreement to purchase a 10% interest in a joint venture with Uber and the Golden State Warriors. Our initial cash contribution is expected to be in a range from $35 million to $40 million and will be funded at closing of the joint venture in 2018. The joint venture will acquire land with completed below-grade improvements to the building foundation and parking garage, and complete vertical construction of two buildings aggregating 580,000 RSF, which will be leased to Uber.

(4)	Concurrent with our redevelopment from office to office/laboratory space, we anticipate expanding the building by an additional 15,000 to 30,000 RSF, and expect the project to be delivered in 2019.

(5)
Represents a multi-family residential development with approximately 130-140 units (previously named 161 First Street). As part of our successful efforts to increase the entitlements on our Alexandria Center® at Kendall Square development, we were required to develop two multi-family residential projects, one of which was previously completed and sold. We may market this project for sale.

(6)	The design and budget of these projects are in process, and the estimated project costs with related yields will be disclosed in 2H17.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	37

Development of New Class A Properties: 2019 and Beyond (Intermediate Development Projects)
June 30, 2017
(Dollars in thousands, except per SF amounts)

303 Binney Street	960 Industrial Road	825 and 835 Industrial Road	Alexandria Center® for Life Science
Greater Boston/Cambridge	San Francisco/Greater Stanford	San Francisco/Greater Stanford	New York/Manhattan

5200 Illumina Way	Campus Point Drive	1150 Eastlake Avenue	9800 Medical Center Drive
San Diego/University Town Center	San Diego/University Town Center	Seattle/Lake Union	Maryland/Rockville

Market	Property/Submarket	Book Value	Project SF		Per SF
Greater Boston	303 Binney Street/Cambridge	$84,275	208,965		$403
San Francisco	960 Industrial Road/Greater Stanford	66,625	500,000	(1)	133
	825 and 835 Industrial Road/Greater Stanford	88,514	530,000		167
New York City	Alexandria Center® for Life Science/Manhattan	—	420,000		—
San Diego	5200 Illumina Way/University Town Center	10,896	386,044		28
	Campus Point Drive/University Town Center	11,991	315,000		38
Seattle	1150 Eastlake Avenue/Lake Union	18,688	260,000		72
Maryland	9800 Medical Center Drive/Rockville	6,083	180,000		34
Total		$287,072	2,800,009		$103

(1)	The intermediate development project undergoing entitlements for 500,000 RSF will replace the existing 195,000 RSF operating property.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	38

Development and Redevelopment of New Class A Properties: Summary of Pipeline
June 30, 2017
(Dollars in thousands)

Property/Submarket	Our Ownership Interest	Book Value	Square Footage
			Undergoing Construction	Near-Term Development and Redevelopment	Intermediate Development			Future Development		Total (1)
Greater Boston
Various (2)	100%	$479,032	431,483	356,144	208,965			—		996,592
Alexandria Technology Square®/Cambridge	100%	7,787	—	—	—			100,000		100,000
Other future projects	100%	6,209	—	—	—			221,955		221,955
		493,028	431,483	356,144	208,965			321,955		1,318,547
San Francisco
Various (2)	Various	472,507	747,355	779,000	1,030,000	(3)		—		2,556,355
88 Bluxome Street/Mission Bay/SoMa	100%	158,653	—	—	—			1,070,925	(4)	1,070,925
505 Brannan Street, Phase II/Mission Bay/SoMa	99.6%	14,451	—	—	—			165,000		165,000
East Grand Avenue/South San Francisco	100%	5,960	—	—	—			90,000		90,000
Other future projects	100%	—	—	—	—			95,620		95,620
		651,571	747,355	779,000	1,030,000			1,421,545		3,977,900
New York City
Alexandria Center® for Life Science/Manhattan	100%	—	—	—	420,000			—		420,000
		—	—	—	420,000			—		420,000
San Diego
Various (2)	100%	172,093	334,171	—	701,044			—		1,035,215
Vista Wateridge/Sorrento Mesa	100%	3,862	—	—	—			163,000		163,000
Other future projects	100%	32,492	—	—	—			259,895		259,895
		208,447	334,171	—	701,044			422,895		1,458,110
Seattle
Various (2)	100%	63,575	48,835	205,000	260,000			—		513,835
1165/1166 Eastlake Avenue East/Lake Union	100%	18,630	—	—	—		—	106,000		106,000
		82,205	48,835	205,000	260,000			106,000		619,835
Maryland
Various (2)	100%	6,083	—	—	180,000			—		180,000
Other future projects	Various	4,035	—	—	—			151,000	(5)	151,000
		10,118	—	—	180,000			151,000		331,000
Research Triangle Park
Various (2)	100%	9,288	175,000	—	—			—		175,000
6 Davis Drive/Research Triangle Park	100%	16,611	—	—	—			1,000,000		1,000,000
Other future projects	100%	4,149	—	—	—			76,262		76,262
		30,048	175,000	—	—			1,076,262		1,251,262
Non-cluster markets – other future projects	100%	11,791	—	—	—			571,705		571,705
		$1,487,208	1,736,844	1,340,144	2,800,009			4,071,362		9,948,359

(1)	Total pipeline SF represents operating RSF plus incremental SF targeted for intermediate and future development.

(2)
See pages 35, 37, and 38 of our Supplemental Information for additional information on our projects undergoing construction, near-term projects undergoing marketing and pre-construction, and intermediate development projects.

(3)	Refer to footnote 1 on page 38.

(4)	The future development project undergoing entitlements for 1,070,925 developable square feet will replace the existing 232,470 RSF operating property.

(5)	Includes 90,000 SF from our unconsolidated real estate joint venture in 1401/1413 Research Boulevard, in which we will retain a 65% ownership interest. See pages 4 and 41 for additional information.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	39

Construction Spending
June 30, 2017
(Dollars in thousands, except per RSF amounts)

Construction Spending	Six Months Ended June 30, 2017
Additions to real estate – consolidated projects	$436,377
Investments in unconsolidated real estate joint ventures	163
Construction spending (cash basis) (3)	436,540
Decrease in accrued construction	(25,138)
Construction spending	$411,402

Non-Revenue-Enhancing Capital Expenditures(1)	Six Months Ended June 30, 2017			Recent Average per RSF (2)
	Amount	Per RSF
Non-revenue-enhancing capital expenditures	$2,978	$0.17		$0.40

Tenant improvements and leasing costs:
Re-tenanted space	$7,477	$20.98		$16.83
Renewal space	20,289	18.01	(4)	10.85
Total tenant improvements and leasing costs/weighted average	$27,766	$18.72		$12.54

Projected Construction Spending	Year Ending December 31, 2017
Development and redevelopment projects	$397,000
Contributions from noncontrolling interests (consolidated joint ventures)	(12,000)
Generic laboratory infrastructure/building improvement projects	58,000
Non-revenue-enhancing capital expenditures and tenant improvements	10,000
Projected construction spending for six months ending December 31, 2017	453,000
Actual construction spending for six months ended June 30, 2017	411,402
Guidance range	$815,000	–	915,000

2017 Disciplined Allocation of Capital (5)
89% to Urban Innovation Submarkets

Mission Bay/SoMa
24%
South San Francisco
6%
Greater Stanford
17%
1% Manhattan
10%
Torrey Pines
5%
University Town Center
5%
Lake Union
11%
Other
Cambridge
21%

(1)	Excludes amounts that are recoverable from tenants, revenue-enhancing, or related to properties that have undergone redevelopment.

(2)	Represents the average of the five years ended December 31, 2016, and the six months ended June 30, 2017.

(3)	Includes revenue-enhancing projects and non-revenue-enhancing capital expenditures.

(4)
Includes approximately $4.5 million, or $3.06 per square foot, of leasing commissions related to the lease renewals at two of our properties in our Cambridge submarket during 1Q17 that generated increases in rental rates of 28.8% and 20.4% (cash basis)

(5)
Represents the percentage of projected spending by submarket, including projected acquisitions expected in our sources and uses of capital guidance ranging from $540 million to $640 million, for the year ended December 31, 2017.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	40

Joint Venture Financial Information
June 30, 2017
(Dollars in thousands)

We present components of balance sheet and operating results information for the noncontrolling interests’ share of our consolidated real estate joint ventures and for our share of investments in unconsolidated real estate joint ventures to help investors estimate balance sheet and operating results information related to our partially owned entities. These amounts are estimated by computing, for each joint venture that we consolidate in our financial statements, the noncontrolling interest percentage of each financial item to arrive at the cumulative noncontrolling interest share of each component presented. In addition, for our real estate joint ventures that we do not control and do not consolidate, we apply our economic ownership percentage to the unconsolidated real estate joint ventures to arrive at our proportionate share of each component presented.

	June 30, 2017
	Noncontrolling Interest Share of Consolidated Real Estate JVs		Our Share of Unconsolidated Real Estate JV
Investments in real estate	$476,248		$100,808
Cash and cash equivalents	12,330		3,478
Other assets	29,384		9,371
Secured notes payable	—		(51,827)
Other liabilities	(20,635)		(3,747)
Redeemable noncontrolling interests	(11,410)	(1)	—
	$485,917		$58,083

	Noncontrolling Interest Share of Consolidated Real Estate JVs				Our Share of Unconsolidated Real Estate JV
	2Q17		YTD 2Q17		2Q17	YTD 2Q17
Total revenues	$14,602		$27,622		$2,457	$4,805
Rental operations	(3,843)		(7,583)		(857)	(1,705)
	10,759		20,039		1,600	3,100
General and administrative	(54)		(74)		(7)	(30)
Interest	—		—		(680)	(1,384)
Depreciation and amortization	(3,735)		(7,377)		(324)	(736)
	$6,970	(1)	$12,588	(1)	$589	$950

Consolidated Real Estate Joint Ventures
Property/Market/Submarket	Noncontrolling (2) Interest Share
225 Binney Street/Greater Boston/Cambridge	70.0%
1500 Owens Street/San Francisco/Mission Bay/SoMa	49.9%
409 and 499 Illinois Street/San Francisco/Mission Bay/SoMa	40.0%
10290 and 10300 Campus Point Drive/San Diego/ University Town Center	45.0%

Unconsolidated Real Estate Joint Venture
Property/Market/Submarket	Our Share
360 Longwood Avenue/Greater Boston/Longwood Medical Area	27.5%
1401/1413 Research Boulevard/Maryland/Rockville	65.0% (6)

Our unconsolidated real estate joint ventures have non-recourse, secured construction loans that include the following key terms (amounts represent 100% at the joint venture level):
Debt	Maturity Date		Stated Rate		Outstanding Balance	Remaining Commitments	Total
360 Longwood Avenue
Fixed rate	July 2017	(3)	5.25%		$173,226	$2,015	$175,241
Floating rate	July 2017	(3)	L+3.75%		13,075	24,884	37,959
					$186,301	$26,899	$213,200

1401/1413 Research Boulevard	5/17/20	(4)	L+2.50%	(5)	$1,042	$23,958	$25,000
Unamortized deferred financing costs					(128)
					$914

(1)
Represents redeemable noncontrolling interests in our consolidated real estate project at 213 East Grand Avenue, located in our South San Francisco submarket, aggregating 297,355 RSF. The redeemable noncontrolling interests in the real estate joint venture commenced in August 2005 and earn a fixed preferred return of 8.4%, which is excluded from operating results information on this page.

(2)	In addition to the consolidated real estate joint ventures listed, various partners hold insignificant interests in three other properties in North America.

(3)
In July 2017, our unconsolidated real estate joint venture repaid the secured construction loan in connection with the sale of a condominium interest in 203,090 RSF of 360 Longwood Avenue. See page 4 of our supplemental information for additional information on our unconsolidated real estate joint venture.

(4)
The unconsolidated real estate joint venture has an option to extend the stated maturity date to July 1, 2020. In addition, there are two one-year options to convert the construction loan to a permanent loan and extend the stated maturity date to May 17, 2022.

(5)	The borrowing bears interest at a floating rate with an interest rate floor equal to 3.15%.

(6)	See page 4 of our supplemental information for additional information on the contribution of land parcels to the real estate joint venture.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	41

Investments
June 30, 2017
(Dollars in thousands)

Public/Private Mix (Cost)				Tenant/Non-Tenant Mix (Cost)

Investment Type	Cost	Net Unrealized Gains	Total	Number of Investments
				246
Public	$51,199	$28,171	$79,370
Private	345,550	—	345,550	Average Cost
				$1.6M
Total	$396,749	$28,171	$424,920

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	42

Key Credit Metrics
June 30, 2017
(Dollars in millions)

Net Debt to Adjusted EBITDA (1)	Net Debt and Preferred Stock to Adjusted EBITDA (1)

Fixed-Charge Coverage Ratio (1)	Liquidity

	$1.8B

	Availability under our $1.65 billion unsecured senior line of credit	$1,350
	Remaining construction loan commitments	184
	Available-for-sale equity securities, at fair value	79
	Cash, cash equivalents, and restricted cash	145
		$1,758

(1)	Quarter annualized.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	43

Summary of Debt
June 30, 2017

Debt maturities chart
(Dollars in millions)

Fixed-rate/hedged and unhedged variable-rate debt
(Dollars in thousands)

	Fixed-Rate/Hedged Variable-Rate Debt	Unhedged Variable-Rate Debt	Total	Percentage	Weighted-Average
					Interest Rate (1)	Remaining Term (in years)

Secured notes payable	$886,922	$240,426	$1,127,348	23.6%	3.62%	3.1
Unsecured senior notes payable	2,800,398	—	2,800,398	58.6	4.16	7.3
$1.65 billion unsecured senior line of credit	—	300,000	300,000	6.3	2.22	4.3
2019 Unsecured Senior Bank Term Loan	199,452	—	199,452	4.2	3.08	1.5
2021 Unsecured Senior Bank Term Loan	348,187	—	348,187	7.3	2.53	3.5
Total/weighted average	$4,234,959	$540,426	$4,775,385	100.0%	3.75%	5.6
Percentage of total debt	89%	11%	100%

(1)
Represents the weighted-average interest rate as of the end of the applicable period, including expense/income related to our interest rate hedge agreements, amortization of debt premiums (discounts), amortization of loan fees, and other bank fees.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	44

Summary of Debt (continued)
June 30, 2017
(Dollars in thousands)

Debt	Stated Rate		Weighted-Average Interest Rate (1)	Maturity Date (2)		Principal Payments Remaining for the Periods Ending December 31,						Principal	Unamortized (Deferred Financing Cost), (Discount)/Premium	Total
						2017	2018	2019	2020	2021	Thereafter
Secured notes payable
Greater Boston	L+1.35%		2.96%	8/23/18		$—	$212,289	$—	$—	$—	$—	$212,289	$(840)	$211,449
Greater Boston	L+1.50%		2.79	1/28/19	(3)	—	—	311,556	—	—	—	311,556	(1,893)	309,663
Greater Boston	L+2.00%		3.27	4/20/19	(3)	—	—	158,581	—	—	—	158,581	(2,433)	156,148
Greater Boston, San Diego, Seattle, and Maryland	7.75%		8.16	4/1/20		934	1,979	2,138	104,352	—	—	109,403	(919)	108,484
San Diego	4.66%		4.98	1/1/23		644	1,608	1,688	1,762	1,852	28,201	35,755	(362)	35,393
Greater Boston	3.93%		3.19	3/10/23		—	1,091	1,505	1,566	1,628	76,210	82,000	3,085	85,085
Greater Boston	4.82%		3.39	2/6/24		—	2,720	3,090	3,217	3,406	190,567	203,000	17,343	220,343
San Francisco	6.50%		6.74	7/1/36		10	22	23	25	26	677	783	—	783
Secured debt weighted-average interest rate/subtotal	3.81%		3.62			1,588	219,709	478,581	110,922	6,912	295,655	1,113,367	13,981	1,127,348

2019 Unsecured Senior Bank Term Loan	L+1.20%		3.08	1/3/19		—	—	200,000	—	—	—	200,000	(548)	199,452
2021 Unsecured Senior Bank Term Loan	L+1.10%		2.53	1/15/21		—	—	—	—	350,000	—	350,000	(1,813)	348,187
$1.65 billion unsecured senior line of credit	L+1.00%	(4)	2.22	10/29/21		—	—	—	—	300,000	—	300,000	—	300,000
Unsecured senior notes payable	2.75%		2.96	1/15/20		—	—	—	400,000	—	—	400,000	(2,017)	397,983
Unsecured senior notes payable	4.60%		4.74	4/1/22		—	—	—	—	—	550,000	550,000	(3,083)	546,917
Unsecured senior notes payable	3.90%		4.04	6/15/23		—	—	—	—	—	500,000	500,000	(3,526)	496,474
Unsecured senior notes payable	4.30%		4.52	1/15/26		—	—	—	—	—	300,000	300,000	(4,114)	295,886
Unsecured senior notes payable	3.95%		4.14	1/15/27		—	—	—	—	—	350,000	350,000	(4,757)	345,243
Unsecured senior notes payable	3.95%		4.09	1/15/28		—	—	—	—	—	425,000	425,000	(4,436)	420,564
Unsecured senior notes payable	4.50%		4.62	7/30/29		—	—	—	—	—	300,000	300,000	(2,669)	297,331
Unsecured debt weighted average/subtotal			3.78			—	—	200,000	400,000	650,000	2,425,000	3,675,000	(26,963)	3,648,037
Weighted-average interest rate/total			3.75%			$1,588	$219,709	$678,581	$510,922	$656,912	$2,720,655	$4,788,367	$(12,982)	$4,775,385

Balloon payments						$—	$212,289	$670,137	$503,979	$650,000	$2,708,417	$4,744,822	$—	$4,744,822
Principal amortization						1,588	7,420	8,444	6,943	6,912	12,238	43,545	(12,982)	30,563
Total debt						$1,588	$219,709	$678,581	$510,922	$656,912	$2,720,655	$4,788,367	$(12,982)	$4,775,385

Fixed-rate/hedged variable-rate debt						$1,588	$157,420	$500,444	$510,922	$356,912	$2,720,655	$4,247,941	$(12,982)	$4,234,959
Unhedged variable-rate debt						—	62,289	178,137	—	300,000	—	540,426	—	540,426
Total debt						$1,588	$219,709	$678,581	$510,922	$656,912	$2,720,655	$4,788,367	$(12,982)	$4,775,385

(1)
Represents the weighted-average interest rate as of the end of the applicable period, including expense/income related to our interest rate hedge agreements, amortization of debt premiums (discounts), amortization of loan fees, and other bank fees.

(2)	Reflects any extension options that we control.

(3)	See our table of secured construction loans on the following page regarding options to extend maturity dates.

(4)
Our $1.65 billion unsecured senior line of credit contains a feature that allows lenders to competitively bid on the interest rate for borrowings under the facility. This may result in an interest rate that is below the stated rate. In addition to the cost of borrowing, the facility is subject to an annual facility fee of 0.20%, based on the aggregate commitments. Unamortized deferred financing costs related to our unsecured senior line of credit are classified in other assets and are excluded from the calculation of the weighted-average interest rate.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	45

Summary of Debt (continued)
June 30, 2017
(Dollars in thousands)

Secured construction loans

Property/Market/Submarket	Stated Rate		Maturity Date		Outstanding Balance	Remaining Commitments	Aggregate Commitments
75/125 Binney Street/Greater Boston/Cambridge	L+1.35%		8/23/18		$212,289	$—	$212,289
50 and 60 Binney Street/Greater Boston/Cambridge	L+1.50%		1/28/19	(1)	311,556	38,444	350,000
100 Binney Street/Greater Boston/Cambridge	L+2.00%	(2)	4/20/19	(3)	158,581	145,700	304,281
					$682,426	$184,144	$866,570

(1)	We have two one-year options to extend the stated maturity date to January 28, 2021, subject to certain conditions.

(2)	See the interest rate cap agreements in the table at the bottom of this page.

(3)	We have two one-year options to extend the stated maturity date to April 20, 2021, subject to certain conditions.

Debt covenants

Debt Covenant Ratios (1)	Unsecured Senior Notes Payable		$1.65 Billion Unsecured Senior Line of Credit and Unsecured Senior Bank Term Loans
	Requirement	Actual	Requirement	Actual
Total Debt to Total Assets	≤ 60%	38%	≤ 60.0%	31.8%
Secured Debt to Total Assets	≤ 40%	9%	≤ 45.0%	7.4%
Consolidated EBITDA to Interest Expense	≥ 1.5x	6.3x	≥ 1.50x	3.70x
Unencumbered Total Asset Value to Unsecured Debt	≥ 150%	264%	N/A	N/A
Unsecured Leverage Ratio	N/A	N/A	≤ 60.0%	33.5%
Unsecured Interest Coverage Ratio	N/A	N/A	≥ 1.50x	6.34x

(1)	All covenant ratio titles utilize terms as defined in the respective debt agreements; therefore, EBITDA is not calculated under the definition set forth by the SEC in Exchange Act Release No. 47226.

Interest rate hedge agreements

Interest Rate Hedge Type	Effective Date	Maturity Date	Number of Contracts	Weighted-Average Interest Pay Rate/ Cap Rate (1)	Fair Value as of 6/30/17	Notional Amount in Effect as of
						6/30/17	12/31/17	12/31/18	12/31/19
Swap	March 31, 2017	March 31, 2018	4	0.78%	$1,006	$250,000	$250,000	$—	$—
Swap	March 31, 2017	March 31, 2018	11	1.51%	(948)	650,000	650,000	—	—
Cap	July 29, 2016	April 20, 2019	2	2.00%	94	92,000	126,000	150,000	—
Swap	March 29, 2018	March 31, 2019	8	1.16%	2,682	—	—	600,000	—
Swap	March 29, 2019	March 31, 2020	1	1.89%	(27)	—	—	—	100,000
Total					$2,807	$992,000	$1,026,000	$750,000	$100,000

(1)
In addition to the interest pay rate for each swap agreement, interest is payable at an applicable margin over LIBOR for borrowings outstanding as of June 30, 2017, as listed under the column heading “Stated Rate” in our summary table of outstanding indebtedness and respective principal payments on page 45.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	46

Definitions and Reconciliations
June 30, 2017

This section contains additional information for sections throughout this supplemental information package, as well as explanations of certain non-GAAP financial measures and the reasons why we use these supplemental measures of performance and believe they provide useful information to investors. Additional detail can be found in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as other documents filed with or furnished to the SEC from time to time.

Adjusted EBITDA and Adjusted EBITDA margins

The following table reconciles net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA:

	Three Months Ended
(Dollars in thousands)	6/30/17		3/31/17	12/31/16	9/30/16	6/30/16
Net income (loss)	$41,496		$47,555	$19,792	$28,559	$(108,116)
Interest expense	31,748		29,784	31,223	25,850	25,025
Income taxes	1,333		767	737	355	924
Depreciation and amortization	104,098		97,183	95,222	77,133	70,169
Stock compensation expense	5,504		5,252	6,426	7,451	6,117
Loss on early extinguishment of debt	—		670	—	3,230	—
Gain on sales of real estate – rental properties	—		(270)	(3,715)	—	—
Gain on sales of real estate – land parcels	(111)		—	—	(90)	—
Impairment of real estate and non-real estate investments	4,694		—	16,024	11,179	156,143
Adjusted EBITDA	$188,762		$180,941	$165,709	$153,667	$150,262

Revenues	$277,550	(1)	$270,877	$249,162	$230,379	$226,076

Adjusted EBITDA margins	68%		67%	67%	67%	66%

(1)
Excludes impairment charges aggregating $4.5 million, primarily related to two non-real estate investments. We believe excluding impairment of non-real estate investments improves the consistency and comparability of the Adjusted EBITDA margins from period to period.

We use Adjusted EBITDA as a supplemental performance measure of our core operations, for financial and operational decision making, and as a supplemental or additional means of evaluating period-to-period comparisons on a consistent basis. Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation, and amortization (“EBITDA”), excluding stock compensation expense, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, and impairments. We believe Adjusted EBITDA provides investors relevant and useful information because it allows investors to view income from our operations on an unleveraged basis before the effects of interest, taxes, depreciation and amortization, stock compensation expense, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, and impairments.

By excluding interest expense and gains or losses on early extinguishment of debt, Adjusted EBITDA allows investors to measure our performance independent of our capital structure and indebtedness. We believe that excluding charges related to share-based compensation facilitates a comparison of our operations across periods without the variances caused by the volatility of the expense (which depends on market forces outside our control). We believe that adjusting for the effects of impairments and gains or losses on sales of real estate allows investors to evaluate performance from period to period on a consistent basis without having to account for differences recognized because of investment and disposition decisions. Adjusted EBITDA has limitations as a measure of our performance. Adjusted EBITDA does not reflect our historical cash expenditures or future cash requirements for capital expenditures or contractual commitments. While Adjusted EBITDA is a relevant measure of performance, it does not represent net income or cash flows from operations calculated and presented in accordance with GAAP, and it should not be considered as an alternative to those indicators in evaluating performance or liquidity.

Annual rental revenue

Annual rental revenue represents the annualized fixed base rental amount in effect as of the end of the period, related to our operating RSF (using rental revenue, including straight-line rent adjustments). Annual rental revenue and measures computed using annual rental revenue are presented at 100% for all properties under our management, including properties held by our consolidated and unconsolidated real estate joint ventures. As of June 30, 2017, approximately 97% of our leases (on an RSF basis) were triple net leases, requiring tenants to pay substantially all real estate taxes, insurance, utilities, common area expenses, and other operating expenses (including increases thereto) in addition to base rent. Annual rental revenue excludes these operating expenses recovered from our tenants. Amounts recovered from our tenants related to these operating expenses are classified in tenant recoveries in our consolidated statements of income.

Average cash yield

See definition of initial stabilized yield (unlevered).

Cash interest

Cash interest is equal to interest expense calculated in accordance with GAAP plus capitalized interest, less amortization of loan fees and amortization of debt premiums (discounts). See definition of fixed-charge coverage ratio for a reconciliation of interest expense, the most directly comparable financial measure calculated and presented in accordance with GAAP, to cash interest.

Class A properties and AAA locations

Class A properties are properties clustered in AAA locations that provide innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Class A properties generally command higher annual rental rates than other classes of similar properties.

AAA locations are in close proximity to concentrations of specialized skills, knowledge, institutions, and related businesses. Such locations are generally characterized by high barriers to entry for new landlords, high barriers to exit for tenants, and a limited supply of available space.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	47

Definitions and Reconciliations (continued)
June 30, 2017

Development, redevelopment, and pre-construction

A key component of our business model is our disciplined allocation of capital to the development and redevelopment of new Class A properties located in world-class collaborative life science and technology campuses in AAA urban innovation clusters. These projects are focused on providing high-quality, generic, and reusable space that meet the real estate requirements of, and are reusable by, a wide range of tenants. Upon completion, each value-creation project is expected to generate a significant increase in rental income, net operating income, and cash flows. Our development and redevelopment projects are generally in locations that are highly desirable to high-quality entities, which we believe results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value.

Development projects consist of the ground-up development of generic and reusable facilities. Redevelopment projects consist of the permanent change in use of office, warehouse, and shell space into office/laboratory or tech office space. We generally will not commence new development projects for aboveground construction of new Class A office/laboratory and tech office space without first securing significant pre-leasing for such space, except when there is solid market demand for high-quality Class A properties.

Pre-construction activities include entitlements, permitting, design, site work, and other activities preceding commencement of construction of aboveground building improvements. The advancement of pre-construction efforts is focused on reducing the time required to deliver projects to prospective tenants. These critical activities add significant value for future ground-up development and are required for the vertical construction of buildings. Ultimately, these projects will provide high-quality facilities and are expected to generate significant revenue and cash flows.

Dividend payout ratio (common stock)

Dividend payout ratio (common stock) is the ratio of the absolute dollar amount of dividends on our common stock (shares of common stock outstanding on the respective record dates multiplied by the related dividend per share) to funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted.

Dividend yield

Dividend yield for the quarter represents the annualized quarter dividend divided by the closing common stock price at the end of the quarter.

Fixed-charge coverage ratio

Fixed-charge coverage ratio is a non-GAAP financial measure representing the ratio of Adjusted EBITDA to fixed charges. We believe this ratio is useful to investors as a supplemental measure of our ability to satisfy fixed financing obligations and preferred stock dividends. Cash interest is equal to interest expense calculated in accordance with GAAP, plus capitalized interest, less amortization of loan fees and amortization of debt premiums (discounts). The fixed-charge coverage ratio calculation below is not directly comparable to the computation of ratio of earnings to fixed charges as defined in Item 503(d) of Regulation S-K and to the computation of “Consolidated Ratio of Earnings to Fixed Charges and Consolidated Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends” included in Exhibit 12.1 to our annual report on Form 10-K.

The following table reconciles interest expense, the most directly comparable financial measure calculated and presented in accordance with GAAP, to cash interest and fixed charges:

	Three Months Ended
(Dollars in thousands)	6/30/17	3/31/17	12/31/16	9/30/16	6/30/16
Adjusted EBITDA	$188,762	$180,941	$165,709	$153,667	$150,262

Interest expense	$31,748	$29,784	$31,223	$25,850	$25,025
Capitalized interest	15,069	13,164	11,659	14,903	13,788
Amortization of loan fees	(2,843)	(2,895)	(3,080)	(3,080)	(2,953)
Amortization of debt premiums	625	596	383	5	26
Cash interest	44,599	40,649	40,185	37,678	35,886
Dividends on preferred stock	1,278	3,784	3,835	5,007	5,474
Fixed charges	$45,877	$44,433	$44,020	$42,685	$41,360

Fixed-charge coverage ratio:
– quarter annualized	4.1x	4.1x	3.8x	3.6x	3.6x
– trailing 12 months	3.9x	3.8x	3.6x	3.6x	3.6x

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	48

Definitions and Reconciliations (continued)
June 30, 2017

Funds from operations and funds from operations, as adjusted (attributable to Alexandria’s common stockholders)

GAAP-basis accounting for real estate assets utilizes historical cost accounting and assumes that real estate values diminish over time. In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets, the NAREIT Board of Governors established the measurement tool of funds from operations. Since its introduction, funds from operations has become a widely used non-GAAP financial measure among equity REITs. We believe that funds from operations is helpful to investors as an additional measure of the performance of an equity REIT. Moreover, we believe that funds from operations, as adjusted, allows investors to compare our performance to the performance of other real estate companies on a consistent basis, without having to account for differences recognized because of investment and disposition decisions, financing decisions, capital structures, and capital market transactions. We compute funds from operations in accordance with standards established by the NAREIT Board of Governors in its April 2002 White Paper and related implementation guidance (the “NAREIT White Paper”). The NAREIT White Paper defines funds from operations as net income (computed in accordance with GAAP), excluding gains (losses) from sales of depreciable real estate and land parcels, and impairments of depreciable real estate (excluding land parcels) plus real estate-related depreciation and amortization, and after adjustments for our share of consolidated and unconsolidated partnerships and real estate joint ventures. Impairments represent the write-down of assets when fair value over the recoverability period is less than the carrying value due to changes in general market conditions and do not necessarily reflect the operating performance of the properties during the corresponding period.

We compute funds from operations, as adjusted, as funds from operations calculated in accordance with the NAREIT White Paper less/plus significant gains/losses on the sale of investments, plus losses on early extinguishment of debt, preferred stock redemption charges, impairments of non-depreciable real estate, impairments of non-real estate investments, and deal costs, and the amount of such items that is allocable to our unvested restricted stock awards. Neither funds from operations nor funds from operations, as adjusted, should be considered as alternatives to net income (determined in accordance with GAAP) as indications of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as measures of liquidity, nor are they indicative of the availability of funds for our cash needs, including our ability to make distributions.

Initial stabilized yield (unlevered)
Initial stabilized yield is calculated as the quotient of the estimated amounts of net operating income at stabilization and our investment in the property. Our initial stabilized yield excludes the benefit of leverage. Our cash rents related to our value-creation projects are expected to increase over time due to contractual annual rent escalations, and our average cash yields are generally expected to be greater than our initial stabilized yields (cash basis). Our estimates for initial stabilized yields, initial stabilized yields (cash basis), and total costs at completion represent our initial estimates at the commencement of the project. We expect to update this information upon completion of the project, or sooner, if there are significant changes to the expected project yields or costs.

•	Initial stabilized yield reflects rental income, including contractual rent escalations and any rent concessions over the term(s) of the lease(s), calculated on a straight-line basis.

•	Initial stabilized yield (cash basis) reflects cash rents at the stabilization date after initial rental concessions, if any, have elapsed and our total cash investment in the property.

Average cash yield reflects cash rents, including contractual rent escalations after initial rental concessions have elapsed, calculated on a straight-line basis, and our total cash investment in the property.

Items included in net income (loss) attributable to Alexandria’s common stockholders

We present a tabular comparison of items, whether gain or loss, that may facilitate a high-level understanding of our results and provide context for our other disclosures included in this supplemental package and our most recent annual report on Form 10-K, and subsequent quarterly reports on Form 10-Q. We believe this tabular presentation will promote a better understanding about our corporate level decisions and activities that significantly impacted comparison of our operating results period to period. We also believe this tabular presentation will supplement an understanding of our disclosures and real estate operating results. Gains or losses on sales of real estate and impairments for held-for-sale assets are related to corporate level decisions to dispose of real estate. Gains or losses on early extinguishment of debt and preferred stock redemption charges are corporate level financing decisions focused on our capital structure strategy. Impairments of non-real estate investments represent the write-down of an asset when an other-than-temporary decline in the fair value is less than the carry value due to changes in general market or other conditions and are not related to the operating performance of our real estate. Significant items, whether a gain or loss, included in the tabular disclosure, for the current periods are described in further detail in our supplemental package.

Joint venture financial information

We present components of balance sheet and operating results information related to our joint ventures, which are not in accordance with, or intended to be presentations in accordance with, GAAP. We present the proportionate share of certain financial line items as follows: (i) for each real estate joint venture that we consolidate in our financial statements, but of which we own less than 100%, we apply the noncontrolling interest economic ownership percentage to each financial item to arrive at the amount of such noncontrolling interest share of each component presented; and (ii) for each real estate joint venture that we do not control, and do not consolidate, we apply our economic ownership percentage to each financial item to arrive at our proportionate share of each component presented.

The components of balance sheet and operating results information related to joint ventures do not represent our legal claim to those items. The joint venture agreement for each entity that we do not wholly own generally determines what equity holders can receive upon capital events, such as sales or refinancing, or in the event of a liquidation. Equity holders are normally entitled to their respective legal ownership of any residual cash from a joint venture only after all liabilities, priority distributions, and claims have been repaid or satisfied.

We believe this information can help investors estimate the balance sheet and operating results information related to partially owned entities. Presenting this information provides a perspective not immediately available from consolidated financial statements and one that can supplement an understanding of joint venture assets, liabilities, revenues, and expenses included in our consolidated results.

The components of balance sheet and operating results information related to joint ventures are limited as an analytical tool, as the overall economic ownership interest does not represent our legal claim to each of our joint ventures’ assets, liabilities, or results of operations. In addition, joint venture financial information may include financial information related to the unconsolidated real estate joint ventures that we do not control. We believe that in order to facilitate a clear understanding of our operating results and our total assets and liabilities, joint venture financial information should be examined in conjunction with our consolidated statements of income and balance sheets. Joint venture financial information should not be considered an alternative to our consolidated financial statements, which are prepared in accordance with GAAP.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	49

Definitions and Reconciliations (continued)
June 30, 2017

Net cash provided by operating activities after dividends

Net cash provided by operating activities after dividends includes the deduction for distributions to noncontrolling interests. For purposes of this calculation, changes in operating assets and liabilities are excluded as they represent timing differences.

Net debt to Adjusted EBITDA and net debt and preferred stock to Adjusted EBITDA

Net debt to Adjusted EBITDA is a non-GAAP financial measure that we believe is useful to investors as a supplemental measure in evaluating our balance sheet leverage. Net debt is equal to the sum of total consolidated debt less cash, cash equivalents, and restricted cash. Net debt and preferred stock is equal to the sum of net debt, as discussed above, plus preferred stock outstanding as of period end. Refer to “Adjusted EBITDA” for further information on the calculation of Adjusted EBITDA.

The following table reconciles debt to net debt, and to net debt and preferred stock, and computes the ratio of each to Adjusted EBITDA:

(Dollars in thousands)	6/30/17		3/31/17		12/31/16		9/30/16		6/30/16
Secured notes payable	$1,127,348		$1,083,758		$1,011,292		$789,450		$722,794
Unsecured senior notes payable	2,800,398		2,799,508		2,378,262		2,377,482		2,376,713
Unsecured senior line of credit	300,000		—		28,000		416,000		72,000
Unsecured senior bank term loans	547,639		547,420		746,471		746,162		945,030
Unamortized deferred financing costs	29,710		31,616		29,917		31,420		34,302
Cash and cash equivalents	(124,877)		(151,209)		(125,032)		(157,928)		(256,000)
Restricted cash	(20,002)		(18,320)		(16,334)		(16,406)		(13,131)
Net debt	$4,660,216		$4,292,773		$4,052,576		$4,186,180		$3,881,708

Net debt	$4,660,216		$4,292,773		$4,052,576		$4,186,180		$3,881,708
7.00% Series D convertible preferred stock	74,386		74,386		86,914		161,792		188,864
6.45% Series E redeemable preferred stock	—		—		130,000		130,000		130,000
Net debt and preferred stock	$4,734,602		$4,367,159		$4,269,490		$4,477,972		$4,200,572

Adjusted EBITDA:
– quarter annualized	$755,048		$723,764		$662,836		$614,668		$601,048
– trailing 12 months	$689,079		$650,579		$610,839		$591,646		$579,880
Net debt to Adjusted EBITDA:
– quarter annualized	6.2	x	5.9	x	6.1	x	6.8	x	6.5	x
– trailing 12 months	6.8	x	6.6	x	6.6	x	7.1	x	6.7	x
Net debt and preferred stock to Adjusted EBITDA:
– quarter annualized	6.3	x	6.0	x	6.4	x	7.3	x	7.0	x
– trailing 12 months	6.9	x	6.7	x	7.0	x	7.6	x	7.2	x

Net operating income

The following table reconciles net income to total net operating income:

	Three Months Ended			Six Months Ended
(Dollars in thousands)	6/30/17		6/30/16	6/30/17		6/30/16
Net Income (loss)	$41,496	(1)	$(108,116)	$89,051	(1)	$(98,150)

Equity in (earnings) losses of unconsolidated real estate joint ventures	(589)		146	(950)		543
General and administrative expenses	19,234		15,384	38,463		30,572
Interest expense	31,748		25,025	61,532		49,880
Depreciation and amortization	104,098		70,169	201,281		141,035
Impairment of real estate	203		156,143	203		185,123
Loss on early extinguishment of debt	—		—	670		—
Gain on sales of real estate – rental properties	—		—	(270)		—
Gain on sales of real estate – land parcels	(111)		—	(111)		—
Net operating income	$196,079		$158,751	$389,869		$309,003

(1)	Includes impairment charges aggregating $4.5 million primarily related to two non-real estate investments.

Net operating income is a non-GAAP financial measure calculated as net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, excluding equity in the earnings (losses) of our unconsolidated real estate joint ventures, general and administrative expenses, interest expense, depreciation and amortization, impairment of real estate, gain or loss on early extinguishment of debt, and gain or loss on sales of real estate. We believe net operating income provides useful information to investors regarding our financial condition and results of operations because it primarily reflects those income and expense items that are incurred at the property level. Therefore, we believe net operating income is a useful measure for evaluating the operating performance of our real estate assets. Net operating income on a cash basis is net operating income adjusted to exclude the effect of straight-line rent and amortization of acquired above- and below-market lease revenue adjustments required by GAAP. We believe that net operating income on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates the timing differences between the recognition of revenue in accordance with GAAP and the receipt of payments reflected in our consolidated results.

Further, we believe net operating income is useful to investors as a performance measure because, when compared across periods, net operating income reflects trends in occupancy rates, rental rates, and operating costs, which provide a perspective not immediately apparent from net income. Net operating income can be used to measure the initial stabilized yields of our properties by calculating the quotient of net operating income generated by a property on a straight-line basis, and our investment in the property. Net operating income excludes certain components from net income in order to provide results that are more closely related to the results of operations of our properties. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level rather than at the property level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort comparability of operating performance at the property level. Impairments of real estate have been excluded in deriving net operating income because we do not consider impairments of real estate to be property-level operating expenses. Impairments of real estate relate to changes in the values of our assets and do not

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	50

Definitions and Reconciliations (continued)
June 30, 2017

reflect the current operating performance with respect to related revenues or expenses. Our impairments of real estate represent the write-down in the value of the assets to the estimated fair value less cost to sell. These impairments result from investing decisions and deterioration in market conditions. Our calculation of net operating income also excludes charges incurred from changes in certain financing decisions, such as loss on early extinguishment of debt, as these charges often relate to corporate strategy. Property operating expenses that are included in determining net operating income primarily consist of costs that are related to our operating properties, such as utilities, repairs, and maintenance; rental expense related to ground leases; contracted services, such as janitorial, engineering, and landscaping; property taxes and insurance; and property-level salaries. General and administrative expenses consist primarily of accounting and corporate compensation, corporate insurance, professional fees, office rent, and office supplies that are incurred as part of corporate office management.

We believe that in order to facilitate a clear understanding of our operating results, net operating income should be examined in conjunction with net income as presented in our consolidated statements of income. Net operating income should not be considered as an alternative to net income as an indication of our performance, nor as an alternative to cash flows as a measure either of liquidity or our ability to make distributions.

Operating statistics

We present certain operating statistics related to our properties, including number of properties, annual rental revenue, annual rental revenue per occupied RSF, occupancy percentage, RSF, leasing activity, rental rates, and contractual lease expirations as of the end of the period. We believe these measures are useful to investors because they facilitate an understanding of certain trends for our properties. We compute operating statistics at 100% for all properties managed by us, including properties owned by our consolidated and unconsolidated real estate joint ventures.

Stabilized occupancy date

The stabilized occupancy date represents the estimated date on which the project is expected to reach occupancy of 95% or greater.

Same Property comparisons

As a result of changes within our total property portfolio during the comparative periods presented, including changes from assets acquired or sold, properties placed into development or redevelopment, and development or redevelopment properties recently placed into service, the consolidated total rental revenues, tenant recoveries, and rental operating expenses in our operating results can show significant changes from period to period. In order to supplement an evaluation of our results of operations over a given period, we analyze the operating performance for all properties that were fully operating for the entirety of the comparative periods presented, referred to as Same Properties. These properties are analyzed separately from properties acquired subsequent to the first day in the earliest comparable period presented, properties that underwent development or redevelopment at any time during the comparative periods, and corporate entities (legal entities performing general and administrative functions) which are excluded from Same Property results. Additionally, rental revenues from lease termination fees, if any, are excluded from the results of Same Properties.

The following table reconciles the number of same properties to total properties:

Development – under construction	Properties
100 Binney Street	1
510 Townsend Street	1
505 Brannan Street	1
ARE Spectrum	3
213 East Grand Avenue	1
400 Dexter Avenue North	1
8

Development – placed into service after January 1, 2016	Properties
50 and 60 Binney Street	2
430 East 29th Street	1
5200 Illumina Way, Building 6	1
4796 Executive Drive	1
360 Longwood Avenue(unconsolidated joint venture)	1
1455 and 1515 Third Street	2
8

Redevelopment – under construction	Properties
9625 Towne Centre Drive	1
5 Laboratory Drive	1
2

Redevelopment – placed into service after January 1, 2016	Properties
10151 Barnes Canyon Road	1
11 Hurley Street	1
10290 Campus Point Drive	1
3

Acquisitions after January 1, 2016	Properties
Torrey Ridge Science Center	3
Alexandria Center® at One Kendall Square	9
88 Bluxome Street	1
960 Industrial Road	1
1450 Page Mill Road	1
15
Total properties excluded from same properties	36
Same properties	166
Total properties in North America as of June 30, 2017	202

Total equity market capitalization

Total equity market capitalization is equal to the sum of outstanding shares of 7.00% Series D cumulative convertible preferred stock, 6.45% Series E cumulative redeemable preferred stock, and common stock multiplied by the related closing price of each class of security at the end of each period presented.

Total market capitalization

Total market capitalization is equal to the sum of total equity market capitalization and total debt.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	51

Definitions and Reconciliations (continued)
June 30, 2017

Unencumbered net operating income as a percentage of total net operating income

Unencumbered net operating income as a percentage of total net operating income is a non-GAAP financial measure that we believe is useful to investors as a performance measure of the results of operations of our unencumbered real estate assets, as it reflects those income and expense items that are incurred at the unencumbered property level. We use unencumbered net operating income as a percentage of total net operating income as a measure of our ability to obtain secured debt financing. Unencumbered net operating income is derived from assets classified in continuing operations, which are not subject to any mortgage, deed of trust, lien, or other security interest, as of the period for which income is presented.

The following table summarizes unencumbered net operating income as a percentage of total net operating income:

	Three Months Ended
(Dollars in thousands)	6/30/17	3/31/17	12/31/16	9/30/16	6/30/16
Unencumbered net operating income	$158,072	$157,391	$143,570	$137,943	$138,283
Encumbered net operating income	38,007	36,399	32,348	20,434	20,468
Total net operating income	$196,079	$193,790	$175,918	$158,377	$158,751
Unencumbered net operating income as a percentage of total net operating income	81%	81%	82%	87%	87%

Weighted-average interest rate for capitalization of interest

The weighted-average interest rate required for calculating capitalization of interest pursuant to GAAP represents a weighted-average rate based on the rates applicable to borrowings outstanding during the period, including expense/income related to our interest rate hedge agreements, amortization of debt premiums (discounts), amortization of loan fees, and other bank fees. A separate calculation is performed to determine our weighted-average interest rate for capitalization for each month. The rate will vary each month due to changes in variable interest rates, outstanding debt balances, the proportion of variable-rate debt to fixed-rate debt, the amount and terms of interest rate hedge agreements, and the amount of loan fee and premium (discount) amortization.

The following table presents the weighted-average interest rate for capitalization of interest:

	Three Months Ended
	6/30/17	3/31/17	12/31/16	9/30/16	6/30/16
Weighted-average interest rate for capitalization of interest	3.98%	3.95%	3.72%	3.78%	3.70%

Weighted-average shares of common stock outstanding – diluted

In March 2017, we entered into agreements to sell an aggregate of 6.9 million shares of our common stock, consisting of an initial issuance of 2.1 million shares and the remaining 4.8 million shares subject to forward equity sales agreements, at a public offering price of $108.55 per share, less underwriters’ discount. We issued the initial 2.1 million shares at closing in March 2017 for net proceeds, after underwriters’ discount and issuance costs, of $217.8 million and expect to settle the forward equity sales agreements on the remaining 4.8 million shares of common stock no later than March 2018.

Weighted-average shares of common stock outstanding – diluted for 2Q17 used in the computation of earnings per share – diluted, and funds from operations per share – diluted for 2Q17, include 4.8 million shares related to the forward equity sales agreements using the treasury method of accounting (assumed an issuance at the contractual price less the assumed repurchase of common shares at the average market price by using the net proceeds of $495.5 million). In July 2016, we entered into similar forward equity sales agreements that were settled in December 2016. The weighted-average shares of common stock outstanding – diluted during each period include the following shares related to our forward equity sales agreements:

	Three Months Ended				Six Months Ended
(In thousands)	2Q17	1Q17	4Q16	3Q16	2Q17
Earnings per share – diluted	530	53	—	751	293
Funds from operations – diluted	530	53	480	751	293

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2017	52